                                                                    EXHIBIT 4.6


                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of April 9, 1996 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is entered into by and among NEXTWAVE TELECOM INC., a Delaware corporation (the "Company"), the purchasers named on the signature pages hereof and each other purchaser who hereafter becomes a party hereto in accordance with Section 2.1(b) hereof (all of the foregoing other than the Company, together with their respective successors and permitted assigns, the "Purchasers").

         The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Acquired Subsidiary" means a Person which becomes a direct or indirect Subsidiary of the Company in connection with the acquisition of such Person.

         "Additional Convertible Bridge Notes" means Convertible Bridge Notes issued in satisfaction of the Company's obligations to pay interest on the outstanding Convertible Bridge Notes in accordance with the terms thereof.

         "Adjustment Factor" has the meaning set forth in Section 10.2(b) hereof.

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power (i) to vote 15% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies (including investment policies) of that Person, whether by contract or otherwise.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Amended and Restated Shareholders' Rights Agreement" means an agreement in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Amended and Restated Stockholders' Voting Agreement" means an agreement in the form of Exhibit D hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Auction Closing Date" means the first Business Day following the day when the FCC publicly announces the high bidders after the closing of bidding in the C-Block Auction.

         "Authorizations" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, the FCC, any State Authority and any other Federal, state or local Governmental Authorities.

         "Base Warrants" has the meaning set forth in Section 10.2(b) hereof.

         "Base 10.2(c) Warrants" has the meaning set forth in Section 10.2(c)(1) hereof.

         "Base 10.2(d) Warrants" has the meaning set forth in Section 10.2(d)(1) hereof.

         "Bridge Documents" means this Agreement, the Registration Rights as set forth in Exhibit B, the Escrow Agreement, all of the Securities and the Subsidiary Guaranty.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

         "C-Block Auction" means the FCC C-Block auction of PCS Licenses.

         "C-Block Payment Terms" means the payment terms provided by the United States Government or an agency thereof to the License Subsidiary in connection with the acquisition of PCS Licenses issued in the C-Block Auction, which Indebtedness may be guaranteed by the Company.

         "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

         "Capitalized Lease" means any lease which is required under generally accepted accounting principles to be capitalized on the balance sheet of the lessee.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Capitalized Lease Obligations" means the aggregate amount which is required under generally accepted accounting principles to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

         "Closing" means the Initial Closing or the Subsequent Closing, as applicable.

         "Commitment" means, with respect to any Purchaser, the amount set forth next to each Purchaser's name on the applicable signature page hereof or, if applicable, on the Supplemental Signature Page of such Purchaser.

         "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

         "Commission" means the Securities and Exchange Commission.

         "Company" has the meaning set forth in the preamble hereto.

         "Conversion Price" has the meaning set forth in Section 9.1 hereof.

         "Convert Shares" means the shares of the Company's Series B Common Stock issued or issuable, as the case may be, from time to time upon conversion of the Convertible Bridge Notes, including, without limitation, any securities issuable with respect thereto by way of conversion, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

         "Convertible Bridge Notes" or "Notes" means the Company's Convertible Senior Subordinated Notes substantially in the form set forth as Exhibit A hereto and shall include any Additional Convertible Bridge Notes.

         "Current Market Price" has the meaning set forth in Section 9.11 hereof.

         "Default" means any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Escrow Account" has the meaning set forth in Section 2.2(b) hereof.

         "Escrow Agent" has the meaning set forth in Section 2.2(b) hereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Escrow Agreement" has the meaning set forth in Section 2.2(b) hereof.

         "Escrow Termination Date" means, for each Purchaser, the date on which such Purchaser's remaining principal deposits in the Escrow Account are released to the Company and/or returned, together with any interest income earned with respect thereto, to such Purchaser in accordance with the terms hereof and of the Escrow Agreement.

         "Event of Default" shall have the meaning ascribed to such term in the Convertible Bridge Notes.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Indebtedness" means all Indebtedness disclosed on Schedule
6.14 hereto.

         "Existing Investments" means all investments disclosed on Schedule 6.23 hereto.

         "FCC" means the Federal Communications Commission or any Governmental Authority which succeeds to the powers and functions thereof.

         "FCC License" means any license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction or operation of a PCS system.

         "First Deposit" means the first 5% deposit required to be made to the FCC upon final award of the high bidders in the C-block Action.

         "First Deposit Shortfall" means the amount, if any, which is necessary to pay the First Deposit assuming that the following amounts will be applied toward the payment of such deposit: the Company's cash on hand or in any escrow account from all financial transactions excluding amounts in the Escrow Account, the proceeds from the sale of Series A Common Stock to the extent included in such cash on hand, and the amount of any fees, commissions and taxes payable, or reasonably anticipated to be payable within (15) Business Days, by the Company and/or its License Subsidiary.

         "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "High Yield Financing" means the sale of preferred stock of the Company or any indebtedness for borrowed money of the Company or its Subsidiaries other than Permitted Financings.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" means as to any Person: (i) indebtedness of or guaranteed by such Person for borrowed money; (ii) indebtedness of or guaranteed by such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness of or guaranteed by such Person evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities of or guaranteed by such Person secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations or liabilities of or guaranteed by such Person created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property;
(vi) Capitalized Lease Obligations of or guaranteed by such Person; (vii) all liabilities of or guaranteed by such Person in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and
(viii) net liabilities of or guaranteed by such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis concurred in by the Company's independent public accountants in accordance with accepted practice.

         "Indemnified Matters" has the meaning set forth in Section 11.5(c) hereof.

         "Indemnified Parties" has the meaning set forth in Section 11.5(c) hereof.

         "Initial Closing" has the meaning set forth in Section 2.2(a) hereof.

         "Initial Public Offering" means the initial underwritten public offering of the Company's Series B Common Stock pursuant to an effective registration statement under the Securities Act.

         "IPO Price" has the meaning set forth in Section 10.2(c) hereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "License Subsidiary" means NextWave Personal Communications Inc., a Delaware corporation, formed by the Company for the limited purpose of holding all FCC Licenses and other Authorizations.

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

         "Majority Holders" means, at any time, the holders of 60% of the aggregate outstanding principal amount of the Convertible Bridge Notes.

         "Material Adverse Effect" means a material adverse effect on: (a) the business, properties, assets, nature of the assets, liabilities, operations or financial condition of the Company and its Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Bridge Documents or of the rights or remedies of the holders of the Convertible Bridge Notes.

         "Noteholders' Representative" means the indenture trustee or other trustee, agent or representative for the Convertible Bridge Notes approved pursuant to Section 7.1(d) of this Agreement.

         "Pari Passu Financing" means unsecured Indebtedness of the Company (other than Working Capital Financing, Existing Indebtedness and Shareholder Repurchase Notes) pari passu in right of payment with the Convertible Bridge Notes in an aggregate amount not to exceed the Second Deposit Shortfall.

         "Part 24" means 47 CFR Part 24 of the Rules and Regulations of the FCC or such other parts or subparts that may be substituted for or combined with such Part 24.

         "PCS" means personal communications services licensed under Part 24, together with the facilities from time to time licensed by the FCC pursuant to
Part 24 as shall be necessary to provide such communications services offered by the Company and its Subsidiaries.

         "PCS Business" means the business consisting of designing, procuring, equipping, owning, operating or managing one or more PCS or other communication systems or services, and the design, development and sale of products for use in such systems.

         "PCS License" means an FCC License authorizing the construction, ownership and operation of a PCS system pursuant to Part 24.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Permitted Financing" means (without duplication) Indebtedness of the Company and/or its Subsidiaries arising in connection with:

         (i)      any and all Senior Debt,

         (ii) Pari Passu Financing in an aggregate amount at any time outanding which does not exceed the Second Deposit Shortfall,

         (iii) up to $45,000,000 in aggregate principal amount of Working Capital Financing,

         (iv)     all "Existing Indebtedness",

         (v)      the Notes,

         (vi) Indebtedness of any Subsidiary of the Company acquired after the date of this Agreement which is in effect on the date of its acquisition, and refinancings thereof, provided that (a) such Indebtedness is not incurred in contemplation of such acquisition, (b) in connection with any refinancing of such Indebtedness, the aggregate principal amount of such Indebtedness is not increased and the refinancing is on terms no less favorable to the acquired Subsidiary than the Indebtedness being refinanced, and (c) such Indebtedness and refinancings are not guaranteed by the Company or its other Subsidiaries unless such guarantee is subordinated to the Notes to at least the same extent that the Notes are subordinated to the Senior Debt, and

         (vii)    any Shareholder Repurchase Notes.

         "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(ii) commercial paper, maturing not more than 270 days after the issue rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Ratings Group;
(iii) overnight bank deposits, certificates of deposit and bankers' acceptances in each case maturing not more than 270 days after the date of issue, issued by commercial banking institutions, and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less that $500,000,000; and (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with the commercial banking institutions described in clause (iii) above which are secured by readily marketable direct obligations of the United States Government or any agency thereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "POPS" means potential subscribers of PCS.

         "Proprietary or Privileged Information" means, collectively, with respect to the Company or any of its Subsidiaries, (i) trade secrets and know-how, (ii) communications protected by the attorney-client privilege, (iii) drafts of proposed contracts or written or verbal summaries of proposed contracts, (iv) any non-public information the disclosure of which would breach the terms of any confidentiality agreement binding upon the Company or any of its Subsidiaries, and (v) any other confidential or proprietary information the disclosure of which would, in the Company's good faith judgment, be reasonably likely to have a material adverse effect on the business, properties, assets, nature of the assets, liabilities, operations or financial condition of the Company and its Subsidiaries taken as a whole.

         "Purchase Money Financing" means Capitalized Leases and/or other Indebtedness incurred by the Company and/or any of its Subsidiaries for the purpose of financing the purchase price of equipment, real property or real property improvements.

         "Purchaser" or "Purchasers" means those persons or entities named as such on the signature page hereof.

         "Quoted Price" has the meaning set forth in Section 9.11 hereof.

         "Registration Rights" means the registration rights set forth in Exhibit B applicable to the Series B Common Stock issued upon conversion of the Convertible Bridge Notes or upon exercise of the Warrants.

         "Related Agreements" has the meaning set forth in Section 3.7 hereof.

         "Representative" means the Senior Debt Representative, if any, or the Noteholders' Representative, if any, as the case may be.

         "Requisite Holders" means, at any time, the holders of not less than 25% of the aggregate outstanding principal amount of the Convertible Bridge Notes at such time.

         "Restricted Transferee" means any Person that acquires any Securities who is (a) a supplier to the Company or any of its Subsidiaries, (b) a competitor of

NEXTWAVE SECURITIES PURCHASE AGREEMENT
the Company or any of its Subsidiaries, or (c) a telecommunications service provider.

         "Second Deposit" means the second 5% deposit required to be made to the FCC upon final award to the high bidders in C-Block Auction.

         "Second Deposit Shortfall" means, with respect to:

         (a) Vendor Bridge Financing, the amount, if any, which is necessary to pay the Second Deposit remaining plus any penalties or premiums then due and payable to the FCC in connection with the C-Block Auction, assuming that the following amounts, without duplication, will be applied toward the payment of such amount: (i) the proceeds of any Underwriter Bridge Financing, (ii) the proceeds of any Pari Passu Financing, and (iii) the Company's cash on hand and in any escrow account including in the Escrow Account, excluding the proceeds from the issuance of Series A Common Stock to the extent included in such cash on hand and the amount of any fees, commissions and taxes payable by the Company and/or its License Subsidiary,

         (b) Underwriter Bridge Financing, the sum of (A) the amount, if any, which is necessary to pay the Second Deposit remaining plus any penalties or premiums then due and payable to the FCC in connection with the C-Block Auction, assuming that the following amounts, without duplication, will be applied toward the payment of such amount: (i) the proceeds of any Vendor Bridge Financing, (ii) the proceeds of any Pari Passu Financing, and (iii) the Company's cash on hand and in any escrow account including in the Escrow Account excluding the proceeds from the issuance of Series A Common Stock to the extent included in any cash on hand and the amount of any fees, commission and taxes payable by the Company and/or its License Subsidiary and (B) $5,000,000 if the financing under clause (A) above is consummated.

         (c) Pari Passu Financing, the amount, if any, which is necessary to pay the Second Deposit remaining plus any penalties or premiums then due and payable to the FCC in connection with C-Block Auction, assuming that the following amounts, without duplication, will be applied toward the payment of such amount: (i) the proceeds of any Underwriter Bridge Financing, (ii) the proceeds of any Vendor Bridge Financing, and (iii) the Company's cash on hand and in any escrow account including in the Escrow Account excluding the proceeds from the issuance of Series A Common Stock to the extent included in such cash on hand, fees, commissions and taxes payable.

         "Securities" means the Convertible Bridge Notes, the Convert Shares, the Warrants or the Warrant Shares, or any or all of them, as the context may require.

         "Securities Act" means the Securities Act of 1933, as amended.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Senior Debt" means, without duplication, Indebtedness of the Company and/or its Subsidiaries arising in connection with:

         (i)      any and all Purchase Money Financing and C-Block Payment
     Terms;

         (ii) Underwriter Bridge Financing in an aggregate amount which does not exceed the Second Deposit Shortfall,

         (iii) Vendor Bridge Financing in an aggregate amount which does not exceed the Second Deposit Shortfall,

         (iv) renewals and refinancings of the foregoing (other than as prohibited by the definition of Underwriter Bridge Financing), provided that, in the case of Indebtedness described in the foregoing clauses (ii) and (iii), the aggregate principal amount of such Indebtedness is not increased in connection with such refinancing, such refinancing would fall within the definition of the refinanced Indebtedness and such refinancing is on terms no less favorable to the Company or its Subsidiaries than the Indebtedness being refinanced.

         "Senior Debt Payment Default" has the meaning set forth in Section 7.3(a).

         "Senior Debt Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         "Series A Shareholders' Agreement" means the Company's Series A Shareholders' Agreement dated as of November 30, 1995, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "Shareholder Repurchase Note" means a promissory note issued by the Company in connection with the repurchase of Common Stock under the terms of the Series A Shareholders' Agreement and the Amended and Restated Shareholders' Rights Agreement.

         "State Authority" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any PCS system or over Persons who own, construct or operate PCS systems by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

         "State Authority Authorization" means any Authorization issued by a State Authority.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Subsequent Closing" has the meaning set forth in Section 2.2(a) hereof.

         "Subordinated Obligations" has the meaning set forth in Section 7.1(b).

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Subsidiary Guaranty" means a guaranty of the Company's Subsidiaries other than the License Subsidiary in the form of Exhibit G hereto.

         "Supplemental Signature Page" means an agreement in the form of Exhibit F hereto, duly executed in triplicate by any Person who desires to become a Purchaser hereunder and under the Escrow Agreement, and acknowledged by the Company.

         "Time of Purchase" has the meaning set forth in Section 2.2(a) hereof.

         "Transaction Document" has the meaning set forth in Section 4.1(b) hereof.

         "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

         "Underwriter Bridge Financing" means financing provided to the Company
(i) by an underwriter or placement agent selected to participate in the Initial Public Offering or in any High Yield Financing in an amount not to exceed the Second Deposit Shortfall, or (ii) by a commercial bank (a) in an amount not to exceed the Second Deposit Shortfall, (b) with a stated maturity of not longer than one year, and (c) without any refinancing or renewal thereof.

         "Vendor Bridge Financing" means financing (other than Purchase Money Financing) provided to the Company and/or its Subsidiaries by equipment suppliers and PCS resellers in an amount not to exceed the Second Deposit Shortfall.

         "Warrants" means warrants to purchase the Company's Series B Common Stock, substantially in the form attached hereto as Exhibit C.

         "Warrant Exercise Price" has the meaning set forth in Section 10.2(b) hereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         "Warrant Shares" means the shares of the Company's Series B Common Stock issued or issuable, as the case may be, from time to time upon exercise of the Warrants, including, without limitation, any securities issuable with respect thereto by way of conversion, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, other reorganization or otherwise.

         "Working Capital Financing" means working capital loans and other such financial accommodations made to or for the account of the Company from a vendor, supplier, commercial bank, savings and loan association, trust company or commercial finance company, the proceeds of which are not required to be used for the purchase of equipment or PCS Licenses.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants). For purposes of this Agreement, references to assets, liabilities, revenues, costs or other similar items relating to the Company or any of its Subsidiaries shall be deemed to include, with respect to any joint operating agreement or partnership agreement to which the Company or such Subsidiary is a party, such portion, but only such portion, of the assets, liabilities, revenues, costs or other similar items covered by such joint operating agreement or partnership agreement as shall equal the then proportional interest of the Company or such Subsidiary under such joint operating agreement or partnership agreement, determined, where applicable, in accordance with the rules for proportionate consolidation in accordance with generally accepted accounting principles.

                                   ARTICLE II
                          PURCHASES AND SALES OF NOTES

         SECTION 2.1. Commitments to Purchase.

         (a) The Company agrees to issue and sell to each Purchaser and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, each of the Purchasers severally agrees to purchase, a Convertible Bridge Note in the amount of such Purchaser's Commitment; provided, however, that in no event shall the aggregate principal amount of Convertible Bridge Notes issued by the Company hereunder exceed $100,000,000. The purchase price for each Convertible Bridge Note shall be 100% of the principal amount thereof.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         (b) From time to time until and including the fifteenth (15th) Business Day after the Auction Closing Date, but subject to the limitation on the aggregate amount of Convertible Bridge Notes set forth in the proviso to
Section 2.1(a), one or more Persons may become Purchasers hereunder by executing and delivering to the Company three originals of a Supplemental Signature Page for acceptance by the Company (who will provide copies thereof to each of the existing Purchasers and an original thereof to each of the Escrow Agent and such new Purchaser), and a completed I.R.S. Form W-8, W-9, 1001 or 4224, as applicable, for delivery to the Escrow Agent at the time of such Purchaser's execution of a Supplemental Signature Page. Once the originals of an executed Supplemental Signature Page have been accepted by the Company, such Purchaser shall have the rights and obligations of a Purchaser under this Agreement and each of the other Bridge Documents with the same force and effect as though such Person were an original Purchaser hereunder or thereunder.

         SECTION 2.2. The Closings.

         (a) The purchase and sale of the first $52,200,000 of Convertible Bridge Notes will take place at a closing at the offices of Latham & Watkins in New York, New York at 10:00 A.M. (New York time) on April 9, 1996 (the "Initial Closing"). The purchase and sale of any additional remaining Convertible Bridge Notes will take place at a closing (the "Subsequent Closing") at the offices of Latham & Watkins in New York, New York at 10:00 A.M. (New York time) on such date(s) as the applicable Purchaser(s) and the Company may agree in writing. The date and time of each Closing is referred to herein as its "Time of Purchase".

         (b) On or prior to the Initial Closing, the Company shall establish, for the benefit of all existing and future Purchasers, an escrow account (the "Escrow Account") with Chemical Bank (the "Escrow Agent") pursuant to an agreement in the form of Exhibit H hereto (the "Escrow Agreement"). Not later than 3:00 p.m. (New York time) on the date of a Closing, each Purchaser participating in a Closing shall deliver by wire transfer to the Escrow Account immediately available funds in an amount equal to the purchase price of the Convertible Bridge Note purchased by such Purchaser hereunder. All interest earned on the monies deposited in the Escrow Account by each Purchaser, whether or not such Purchaser's deposit is ultimately released to the Company, shall accrue for the benefit of such Purchaser and shall be paid over to such Purchaser on the Escrow Termination Date with respect to such Purchaser as provided in the Escrow Agreement.

         (c)      At each Closing, against payment as set forth in subsection
(b) above, the Company shall deliver to each applicable Purchaser a single Convertible Bridge Note in the amount of such Purchaser's Commitment.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         (d) At the applicable Closing, each Purchaser shall execute and deliver to the Company (i) the Amended and Restated Stockholders' Voting Agreement and (ii) the Amended and Restated Shareholders' Rights Agreement.

         (e) There shall be no releases of funds from the Escrow Account to the Company except pursuant to subsections (f) and (g) of this Section 2.2 and pursuant to the terms of the Escrow Agreement.

         (f) Upon the announcement by the FCC of the final high bidders for PCS Licenses in the C-Block Auction, the Company shall promptly deliver to each Purchaser a certificate in the form attached as Exhibit B-1 or D-1 to the Escrow Agreement, as applicable. No principal deposit of any Purchaser shall be released from the Escrow Account in connection with the First Deposit until each of the following conditions is met (or waived in writing by the applicable Purchaser):

         (i) the FCC announces that the Company is the final high- bidder for PCS Licenses in the C-Block Auction representing at least 50 million POPS,

         (ii) a First Deposit Shortfall Exists and the Company requires funds from the Escrow Account to pay the First Deposit Shortfall, provided that the amount released from the Escrow Account shall not exceed the First Deposit Shortfall and shall not occur until two (2) Business Days prior to the date such deposit is required to be paid,

         (iii) no Default or Event of Default exists, or would exist after giving effect to the release from the Escrow Account,

         (iv) each of the representations and warranties set forth in Sections 3.1, 3.2(a) (second sentence only), 3.3(b), 3.4, 3.5, 3.6, 3.11,
     3.16, 3.17(a) and (c) and 3.18 of this Agreement is true and correct as of the release date, and

         (v) the Escrow Agent and each of the Purchasers has received a certificate signed by the Company's chief executive officer attesting to satisfaction of the conditions set forth in the foregoing clauses (i)-(iv) and setting forth the calculation of the First Deposit Shortfall, together with an opinion of Halprin, Temple, Goodman & Sugrue in the form of Exhibit B-2 to the Escrow Agreement.

         If the Company fails to satisfy all of the conditions for the release of the deposited funds set forth in this Section 2.2(f), it shall deliver to each Purchaser by no later than the close of business on the fifth Business Day prior to the date the First Deposit is required to be paid a certificate of non-compliance in the form attached as Exhibit D-1 to the Escrow Agreement.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

     Each Purchaser shall then have the right on an individual basis and in its sole discretion to waive in writing the foregoing conditions and release its deposited funds by delivery to the Company of a waiver in the form attached as Exhibit D-2 to the Escrow Agreement by no later than the close of business on the third Business Day prior to the date the First Deposit is required to be paid. If a Purchaser fails to waive such non-compliance prior to the time specified in the preceding sentence, then (a) all principal of and interest on such non-waiving Purchaser's Convertible Bridge Note shall be immediately due and payable, (b) each such Purchaser's funds in the Escrow Account will be returned to such Purchaser in full or partial repayment of its Note, and (c) no Warrants will be issued in respect of such repayment.

         (g) Upon the announcement by the FCC of the award of PCS Licenses in the C-Block Auction, the Company shall promptly deliver a certificate in the form attached as Exhibit C-1 or D-1 to the Escrow Agreement, as applicable, to each Purchaser. All remaining principal deposits of any Purchaser in the Escrow Account will be released to the Company only upon satisfaction of each of the following conditions (or waiver in writing by the applicable Purchaser):

         (i) the FCC has awarded to the Company PCS Licenses in the C-Block Auction representing at least 50 million POPS,

         (ii) The Company has sufficient funds from all sources permitted by the terms of this Agreement to pay the Second Deposit, provided that the remaining principal deposits in the Escrow Account shall not be released from the Escrow Account until two (2) Business Days prior to the date the Second Deposit is required to be paid to the FCC,

         (iii) no Default or Event of Default exists, or would exist after giving effect to the release from the Escrow Account,

         (iv) each of the representations and warranties set forth in Sections 3.1, 3.2(a) (second sentence only), 3.3(b), 3.4, 3.5, 3.6, 3.11,
     3.16, 3.17(a) and (c) and 3.18 of this Agreement is true and correct as of the release date, and

         (v) the Escrow Agent and each of the Purchasers has received a certificate signed by the Company's chief executive officer attesting to satisfaction of the conditions set forth in the foregoing clauses (i)-(iv), and setting forth the calculation of the sources of the payment of the Second Deposit together with an opinion of Halprin, Temple, Goodman & Sugrue in the form of Exhibit C-2 to the Escrow Agreement.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         If the Company fails to satisfy all of the conditions for the release of the deposited funds set forth in this Section 2.2(g), it shall deliver to each Purchaser, by no later than the close of business on the fifth
     (5th) Business Day prior to the date the Second Deposit is required to be paid, a certificate of non-compliance in the form attached as Exhibit D-1 to the Escrow Agreement. Each Purchaser shall then have the right on an individual basis and in its sole discretion to waive in writing the foregoing conditions and release its deposited funds by delivery to the Company of a waiver in the form attached as Exhibit D-2 to the Escrow Agreement by no later than the close of business on the third Business Day prior to the date the Second Deposit is required to be paid. If a Purchaser fails to waive such non-compliance prior to the time specified in the preceding sentence, then (a) all principal of and interest on such non-waiving Purchaser's Convertible Bridge Note shall be immediately due and payable, (b) each such Purchaser's funds in the Escrow Account will be returned to such Purchaser in full or partial repayment of its Note, and
     (c) no Warrants will be issued in respect of such repayment.

         (h) If all deposited funds have not been released from the Escrow Account to the Company on or before January 9, 1997, but subject to each Purchaser's right on an individual basis and in its sole discretion to waive in writing the Escrow conditions and release its deposited funds including this condition, on January 9, 1997 all principal of and interest on each non-waiving Purchaser's Convertible Bridge Note shall be immediately due and payable, each such Purchaser's funds in the Escrow Account will be returned to such Purchaser in full or partial repayment of its Note, and no Warrants will be issued in respect of such prepayment.

         (i) Notwithstanding anything to the contrary, including without limitation, the deposit of the purchase price of each Note in the Escrow Account and the conditions for release of the deposited funds contained in this Agreement and the Escrow Agreement, this Agreement and each Note shall become effective for the Company and the Purchaser of such Note on the Closing with respect to such Purchaser.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Purchaser as set forth below:

         SECTION 3.1. Organization and Standing, Certificate and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to own and operate its properties and assets and to carry on its business as now

NEXTWAVE SECURITIES PURCHASE AGREEMENT
conducted and, subject to the Company's or the License Subsidiary's receipt of PCS Licenses representing not less than 50 million POPS, as proposed to be conducted. The Company has furnished each of the Purchasers with copies of its Restated Certificate of Incorporation and its Bylaws, as amended from time to time, and said copies are true, correct and complete and contain all amendments through each Time of Purchase and each date on which funds are released from the Escrow Account to the Company. The Company is qualified to do business in each state where such qualification is required where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         SECTION  3.2. Capitalization.

         (a) As of the date of the Initial Closing, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.0001 par value, of which 48,000,000 shares will be designated Series A Common Stock, 250,980,556 shares will be designated Series B Common Stock, and 1,019,444 shares will be designated Series C Common Stock. All issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws. At the Auction Closing Date, the outstanding shares of the Series A Common Stock will represent 25% of the Common Stock on a fully diluted basis.

         (b) As of the date of the Initial Closing, the Company's debt and equity capitalization is as set forth on Schedule 3.2 hereto.

         (c) The outstanding shares of Series B Common Stock are not subject to, nor were they issued in violation of, any preemptive rights of stockholders of the Company or any right of first refusal or other similar right in favor of any Person. As of the date of the Initial Closing, there are not any shareholder, voting or other agreements or arrangements, written or oral, to which the Company or any Subsidiary is a party or which, to the knowledge of the Company or any Subsidiary, exist, relating to or in any way restricting or otherwise affecting the voting or transfer of any capital stock of the Company other than (i) the express provisions of its Restated Certificate of Incorporation and Bylaws, (ii) the Amended and Restated Stockholders' Voting Agreement, (iii) the Amended and Restated Shareholders' Rights Agreement, (iv) the Series A Shareholders' Agreement and (v) as set forth on Schedule 3.2 hereto.

         (d) Except as set forth in Schedule 3.2 hereto, as of the date of the Initial Closing: (i) there is no subscription, warrant, option or other right (contingent or otherwise) to purchase or acquire any shares of any class of capital stock of the Company authorized or outstanding, (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or any assets, and (iii) the Company has no obligation (contingent or otherwise) to

NEXTWAVE SECURITIES PURCHASE AGREEMENT
purchase, redeem or otherwise acquire any shares of capital stock of the Company or any interest therein or to pay any dividend or make any other distribution in respect thereof.

         SECTION  3.3. Subsidiaries.

         (a) As of the date of the Initial Closing, the Company has no Subsidiaries other than the License Subsidiary and TELE*Code Inc., a Delaware corporation, and the Company does not own or control, directly or indirectly, any equity interest in any other corporation, association or business entity.

         (b) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own and operate its properties and assets and to carry on its business as now conducted and, subject to the Company's or the License Subsidiary's receipt of PCS Licenses representing not less than 50 million POPS, as proposed to be conducted. Each Subsidiary is qualified to do business in each state where such qualification is required where the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth on Schedule 3.19, 100% of the voting capital stock of each Subsidiary is owned by the Company, free and clear of any Liens.

         SECTION 3.4. Authorization. All corporate action on the part of the Company and its Subsidiaries and their respective officers, directors and shareholders necessary for the due authorization, execution and delivery of this Agreement and the other Bridge Documents, as applicable, and the performance of all the obligations of the Company and its Subsidiaries hereunder and thereunder, subject to compliance with the HSR Act and Section 310(b) of the Communications Act of 1934, and for the authorization, issuance, sale and delivery of the Securities has been taken or will be taken prior to such sale and delivery. The Bridge Documents, when executed and delivered, shall constitute valid and legally binding obligations of the Company and its Subsidiaries, as applicable, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

         SECTION 3.5. Validity of Securities. When issued upon conversion of the Convertible Bridge Notes and/or the exercise of the Warrants in compliance with the provisions of this Agreement and the Restated Certificate of Incorporation of the Company, the Common Stock issuable upon conversion of the Notes and/or the exercise of the Warrants will be validly issued, fully paid and nonassessable, and will be free of any Liens; provided, however, that the Convertible Bridge Notes, the Warrants and the Common Stock may be subject to restrictions on transfer under state and/or federal securities laws and the rules and regulations of

NEXTWAVE SECURITIES PURCHASE AGREEMENT
the FCC or as otherwise required by such laws at the time a transfer is proposed, as provided in the Amended and Restated Stockholders' Voting Agreement and the Amended and Restated Shareholders' Rights Agreement and as set forth on
Schedule 3.5 hereto.

         SECTION 3.6. Rights in Proprietary Information. Except as set forth in
Schedule 3.6, neither the Company nor any of its Subsidiaries has violated, or, by conducting its business as presently proposed to be conducted, could reasonably be expected to violate, any of the patents, trademarks, service marks, or other proprietary rights of any other Person, except for such violations, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have sufficient rights to proprietary information, other than an FCC License, to conduct their business as currently contemplated.

         SECTION 3.7. Material Contracts and Agreements. Except as set forth in
Schedule 3.7, and excluding the Bridge Documents and the obligations described in Section 3.8 below, neither the Company nor any of its Subsidiaries has any contract, agreement, lease or other commitment, written or oral, absolute or contingent, for which the Company or such Subsidiary is obligated to pay, or will receive, in excess of Seventy-Five Thousand Dollars ($75,000). All executed written contracts, agreements and instruments listed on Schedule 3.7 (collectively, the "Related Agreements") are valid and binding obligations of the Company or the Subsidiary party thereto, are in full force and effect, and neither the Company, nor any Subsidiary nor, to the best of the Company's knowledge, any other party thereto, is in breach of any of the material provisions thereof.

         SECTION 3.8. Obligations to Related Parties. Set forth on Schedule 3.8 is a listing of (a) all of the Indebtedness of the Company and its Subsidiaries to all officers, directors, shareholders and employees of the Company, including any member of their immediate families (other than normal accrued wages and travel expense vouchers), and (b) all of the Indebtedness of the Company's officers, directors, shareholders and employees, including any member of their immediate families (other than expense advances made in the ordinary course of the Company's business) to the Company, which schedule is complete and correct in all material respects as of the date of this Agreement.

         SECTION 3.9. Conduct of Business; Liabilities. Neither the Company nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time would constitute a default by the Company or any Subsidiary under: (i) any mortgage, loan agreement, evidence of indebtedness or other instrument evidencing borrowed money to which the Company or any Subsidiary is a party or by which it or its properties are bound, or (ii) any judgment, order or injunction of any court, arbitrator or governmental agency, in any of the foregoing cases, individually or in the aggregate, that could reasonably be expected to result in a Material Adverse Effect.

NEXTWAVE SECURITIES PURCHASE AGREEMENT

         SECTION 3.10. Financial Statements. The Company has furnished to each of the Purchasers its unaudited consolidated balance sheet as of February 29, 1996. Such balance sheet was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified and presents fairly the financial position of the Company and its Subsidiaries as of such date. As of the date of such balance sheet, except as set forth on Schedule 3.10 hereto, there are no liabilities, contingent or otherwise, not disclosed in such balance sheet that involve a material amount.

         SECTION 3.11. Compliance with Laws and Other Instruments. The Company is not in violation of, and the Company's execution, delivery and performance of the Bridge Documents and its issuance and sale of the Notes will not violate, any term of its Restated Certificate of Incorporation or Bylaws. Neither the Company nor any of its Subsidiaries is in violation of any statute, rule or regulation applicable to any of them except for such violations as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The Company's execution, delivery and performance of the Bridge Documents, and its issuance and sale of the Notes pursuant hereto, and TELE*Code Inc.'s execution, delivery and performance of the Subsidiary Guaranty will not result in any violation of any mortgage, indenture, contract, agreement, instrument, judgment, decree or order, or be in conflict with or constitute a default under any of such documents, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries. There is no term of the Restated Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries or any mortgage, indenture, contract, agreement or instrument or judgment, decree or order binding on the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.12. ERISA.

         (a) Except as set forth on Schedule 3.12, neither the Company nor any other organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m), or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (an "ERISA Affiliate"), of which the Company is a member, has any obligation, contingent or otherwise, under any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Benefit Plan").

         (b) With respect to each Benefit Plan for which the Company and/or any of its Subsidiaries has obligations: (i) such Benefit Plan has been maintained in material compliance with ERISA, the Code, the terms of such Benefit Plan and other applicable laws, (ii) no such Benefit Plan is subject to Title IV of ERISA, and (iii) neither the Company nor any ERISA Affiliate has engaged in any "prohibited transaction" within the meaning of Section 4975(c) of the Code or Section 406 of ERISA. Neither the Company nor any ERISA Affiliate is or has been

NEXTWAVE SECURITIES PURCHASE AGREEMENT
required to contribute during any period within the six years preceding the Initial Closing to any "multi-employer plan" (as defined in Section 3(37) of ERISA).

         SECTION 3.13. Permits. The Company and its Subsidiaries have all franchises, permits, licenses and all Authorizations of any Governmental Authority (including, without limitation, the FCC and any State Authority), necessary for the conduct of their business as it is now being conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries believe they can obtain, when necessary and without undue burden or expense, any similar authority for the conduct of their business as now planned to be conducted. The Company is not in default, and the execution, delivery and performance of this Agreement and the other Bridge Documents will not result in a default, under any of its material franchises, permits, licenses or other similar authority.

         SECTION 3.14. Litigation. Schedule 3.14 sets forth a complete list of all actions, suits and proceedings pending, or to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries as of the date hereof. Except as set forth on Schedule 3.14, there is no action, suit, proceeding or investigation as of the date hereof pending against the Company or its Subsidiaries, or to the best knowledge of the Company and its Subsidiaries, threatened against the Company or its Subsidiaries (including, without limitation, any action, suit, proceeding or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business) that could reasonably be expect to result, individually or in the aggregate, in a Material Adverse Effect. As of the date hereof, the Company and its Subsidiaries are not a party to, or to the best of its knowledge, named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which individually or in the aggregate could reasonably be expect to have a Material Adverse Effect.

         SECTION  3.15. Employee Salaries. As of the date of this Agreement,
Schedule 3.15 hereto sets forth a complete list of each of the employees to whom the Company or a Subsidiary is obligated to pay more than $75,000 per year in compensation and the amount of such agreed compensation.

         SECTION 3.16. Disclosure. (a) All written information with respect to the Company and its Subsidiaries, the acquisition and use of the PCS Licenses, the business and assets of the Company and its Subsidiaries furnished to the Purchasers by or on behalf of the Company, were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Company which is reasonably likely to have a Material Adverse Effect and has not

NEXTWAVE SECURITIES PURCHASE AGREEMENT
been set forth in such written information or otherwise disclosed in writing to the Purchasers.

         (b) No representation, warranty or statement made by the Company in the Bridge Documents, or in any certificate required to be delivered pursuant hereto or thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the Company's statements contained in the Bridge Documents or any such certificate not misleading in light of the circumstances in which they were made.

         SECTION 3.17. FCC Compliance. Except for such noncompliances and failures to obtain Authorizations as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

         (a) The Company and its Subsidiaries have complied with all rules, regulations and policies promulgated by the FCC relating to the C-Block Auction;

         (b) The Company and its Subsidiaries reasonably believe that they will be able to secure all Authorizations with the FCC, and, if applicable, any State Authority and any other Governmental Authority exercising jurisdiction over the Company and its Subsidiaries (or the construction of delivery systems therefor) required for the conduct of the business and operations of the Company and its Subsidiaries as currently conducted and as proposed to be conducted; and

         (c) The current ownership and operation by the Company and its Subsidiaries of its PCS Business complies with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC, any State Authority and of any other Governmental Authority.

         SECTION 3.18. Use of Financing. The proceeds of the Convertible Bridge Notes shall be used by the Company, first, for the First Deposit and the Second Deposit to the extent permitted in Sections 2(f) above and 2(g) of this Agreement and, thereafter, for general corporate purposes.

         SECTION 3.19. Existing Liens. Schedule 3.19 hereto sets forth all Liens on the property of the Company or any Subsidiary existing on the date hereof.

         SECTION 3.20. Taxes. All tax returns required to be filed by the Company and any of its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid,

NEXTWAVE SECURITIES PURCHASE AGREEMENT
unless payment thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which, adequate reserves therefor are being maintained.

         SECTION 3.21. Holding Company and Investment Company Acts. Neither the Company nor any of its Subsidiaries is a (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         SECTION 3.22. Offering of the Notes. Neither the Company nor any other agent acting on behalf of the Company has, directly or indirectly, offered the Securities or any similar security of the Company for sale to, or solicited any offers to buy the Securities or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person or Persons (other than the Purchasers and any other potential holder of any Convertible Bridge Notes) that were not "accredited investors," as such term is defined in Regulation D under the Securities Act, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of Section 5 of the Securities Act.

         SECTION 3.23. Governmental Approvals. The execution, delivery and performance by the Company of this Agreement and each other Bridge Document to which the Company is a party, and the purchase and sale of the Notes hereunder and the execution by TELE*Code Inc. of the Subsidiary Guaranty, do not require the approval or consent of, or any filing with, any Governmental Authority.

         SECTION 3.24. Certificate of Incorporation and Bylaws; Books. The copies of the Restated Certificate of Incorporation and Bylaws of the Company and TELE*Code Inc. and all amendments to each, which have heretofore been delivered to each Purchaser, are true, correct and complete as of the date when delivered. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committee thereof) since the time of its organization. The stock books of the Company are true, correct and complete.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

                  SECTION 4.1. Purchase for Investment; Authority; Binding Agreements. Each Purchaser severally and not jointly represents and warrants to the Company that:

                  (a) such Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to the Bridge Documents are being acquired for investment and, notwithstanding such Purchaser's right to transfer such Securities in accordance with this Agreement, such Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of its Securities in violation, or create a violation by the Company, of the Securities Act, the Communications Act of 1934, as amended, or applicable FCC rules and regulations;

                  (b) the execution, delivery and performance of the Bridge Documents to which such Purchaser is a party, the Amended and Restated Stockholders' Voting Agreement and the Amended and Restated Shareholders' Rights Agreement (collectively, such Purchaser's "Transaction Documents") and the purchase of the Securities pursuant to the Bridge Documents are within such Purchaser's corporate, partnership or other organization powers and have been duly and validly authorized by all requisite action on the part of such Purchaser, and each of such documents to which such Purchaser is a signatory has been duly executed and delivered by such Purchaser;

                  (c) each of such Purchaser's Transaction Documents constitutes a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as enforcement thereof may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and by the availability of equitable remedies; and

                  (d) such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities, and such Purchaser is capable of bearing the economic risks of such investment.

                  SECTION 4.2. Solicitation by Purchasers. No form of general solicitation or general advertising was used by such Purchaser or, to the best of its knowledge, any other Person acting on behalf of such Purchaser, in respect of the Securities or in connection with its purchase of the Securities. Neither such Purchaser nor any Person acting on behalf of such Purchaser has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or any other similar security of the Company except as contemplated by or disclosed in the Bridge Documents.


                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

                  SECTION 5.1. Conditions to Purchasers' Obligations at the Closing. The obligation of each Purchaser to purchase its Convertible Bridge
Note is subject to the satisfaction of the following conditions contemporaneously with the applicable Time of Purchase:

                  (a) Such Purchaser shall have received, in form and substance satisfactory to it, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of February 29, 1996;

                  (b) Since February 29, 1996, there shall not have been any event, occurrence or development, or set of circumstances or facts, with respect to the Company and/or its Subsidiaries, that has had or is reasonably likely to have a Material Adverse Effect, and such Purchaser shall have received a certificate of the Chief Executive Officer of the Company confirming such fact;

                  (c) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality contesting the validity or enforceability of any of the Bridge Documents, and there shall exist no other action, suit, investigation, litigation or proceeding pending in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a Material Adverse Effect, and such Purchaser shall have received a certificate of the Chief Executive Officer of the Company confirming such fact;

                  (d) There shall not exist any Default or Event of Default, and no Default or Event of Default will result from this Agreement becoming effective in accordance with its terms and such Purchaser shall have received a certificate to such effect, dated the Time of Purchase, executed on behalf of the Company by the Chief Executive Officer of the Company;

                  (e) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Time of Purchase as if made on and as of such time (except for such representations and warranties which are made only as of a prior date) and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed by it or complied with by it at or prior to the Time of Purchase, and such

         Purchaser shall have received a certificate to such effect, dated the Time of Purchase, executed on behalf of the Company from the Chief Executive Officer of the Company;

                  (f) Such Purchaser shall have received its Convertible Bridge Note, duly executed by the Company in the denomination and registered in the name of such Purchaser pursuant to Section 2.2;

                  (g) Such Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company and TELE*Code Inc. dated the applicable Time of Purchase and certifying (i) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of the Company or TELE*Code Inc., as applicable, authorizing the execution, delivery and performance of this Agreement and the other Bridge Documents, and that such resolutions have not been amended, modified, revoked or rescinded and (ii) as to the incumbency and specimen signatures of each officer executing each such document on behalf of the Company or TELE*Code Inc., and such certificates and the resolutions attached thereto shall be in form and substance reasonably satisfactory to such Purchaser;

                  (h) Such Purchaser shall have received true and complete copies of the Restated Certificate of Incorporation and Bylaws of the Company and TELE*Code Inc, certified as of the Time of Purchase as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company and TELE*Code Inc.;

                  (i) Such Purchaser shall have received a certificate, dated not more than 30 days prior to the Time of Purchase, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Company and its Subsidiaries, certifying as to the subsistence in good standing of, and the payment of taxes by the Company and its Subsidiaries and listing all charter documents on file with such officials;

                  (j) Such Purchaser shall have received an opinion of Latham & Watkins, special counsel to the Company and TELE*Code Inc., reasonably acceptable to such Purchaser and its counsel;

                  (k) The Company shall have paid all fees, costs, expenses and taxes then payable by the Company pursuant to Section 11.5 hereof for which the Company has received a written statement or invoice in reasonable detail;

                  (l) TELE*Code Inc. shall have executed and delivered the Subsidiary Guaranty;

                  (m) All other documentation relating to the Bridge Documents shall have been executed by each of the parties thereto and delivered to such Purchaser in form and substance reasonably satisfactory to Purchaser and in compliance with all applicable laws and regulations; and

                  (n) Such Purchaser shall have received all other such certificates, instruments, agreements or other documents as such Purchaser shall reasonably request.

                  SECTION 5.2. Conditions to the Company's Obligations. The obligation of the Company to issue and sell to any Purchaser its Convertible Bridge Note pursuant to this Agreement is subject to the satisfaction, at or prior to the applicable Time of Purchase, of the following conditions:

                  (a) The representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the applicable Time of Purchase as if made on and as of such time;

                  (b) Such Purchaser shall have executed and delivered to the Company a counterpart of this Agreement, the Escrow Agreement, the Amended and Restated Stockholders' Voting Agreement and the Amended and Restated Shareholders' Rights Agreement and shall have delivered to the Escrow Agent a completed I.R.S. Form W-8, W- 9, 1001 or 4224, as applicable;

                  (c) The issue and sale of the Convertible Bridge Notes by the Company shall not be prohibited by any applicable law, court order or governmental regulation; and

                  (d) Contemporaneously therewith, the purchase price for the Convertible Bridge Notes shall have been deposited in immediately available funds into the Escrow Account.


                                   ARTICLE VI
                                    COVENANTS

                  SECTION 6.1. Information. The Company shall deliver or shall cause the Company's Subsidiaries to deliver, as applicable, to each Purchaser and other holders of Securities:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and a consolidated statement of cash flows and stockholders' equity (deficit) for such fiscal year, certified by Price Waterhouse or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and consolidated statement of cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, in each instance prepared in accordance with generally accepted accounting principles;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Chief Executive Officer or the chief accounting officer of the Company stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (d) not later than 30 days after the end of each fiscal month following a request by a holder of at least $5,000,000 principal amount of Notes and delivered promptly after becoming available only to such holder, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each month and the related consolidated statements of income and consolidated statement of cash flows and stockholders' equity (deficit) for such month, prepared in accordance with generally accepted accounting principles;

                  (e) within 5 days after any officer of the Company obtains knowledge of any Default or Event of Default, if such Default or Event of Default is then continuing, a certificate of the Chief Executive Officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (f) as soon as available, and in any event, within 5 days after receipt or delivery thereof, copies of all material notices that the Company receives or delivers in connection with the FCC Licenses or any PCS License, which are reasonably likely to have a Material Adverse Effect, except for information which is protected by attorney-client privilege or protective order;

                  (g) promptly upon their becoming available, a copy of all reports, financial statements or other information delivered by the Company to its shareholders;

                  (h) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company, a report identifying any material PCS License or State Authority Authorization that has been lost, surrendered or canceled during such period;

                  (i) promptly after the commencing thereof but in any event not later than 15 days after receipt of notice or service of legal process with respect thereto or the obtaining of knowledge thereof, notice of each material forfeiture, action, suit or proceeding, and of all other material proceedings by or before any Governmental Authority (including, without limitation, the FCC or any State Authority), and any material development in respect of such legal or other proceedings, in each case involving the Company or any of its Subsidiaries except for information protected by the attorney-client privilege or by a protective order; and

                  (j) such other information relating to the financial condition, business, prospects or corporate affairs of the Company and its Subsidiaries as any Purchaser or the holders may from time to time reasonably request, provided, however, that the Company will not be obligated in any event to provide information which it deems in good faith to be Proprietary or Privileged Information.

                  SECTION 6.2. Inspection. The Company will permit each Purchaser and other holders, at their expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser or other holders, prior to an Event of Default in advance by written notice given at least two (2) Business Days prior to any proposed visit or inspection; provided, however, that the Company will not be obligated to provide access to information which it deems in good faith to be Proprietary or Privileged Information, and provided further, that such Purchaser and other holders do not interfere with the normal business operations of the Company.

                  SECTION 6.3. Termination of Information and Inspection Covenants. The covenants set forth in Sections 6.1 and 6.2 hereof will terminate and be of no further force or effect with respect to a Purchaser upon the repayment or conversion in full of such Purchaser's Convertible Bridge Note; provided, however, that if the Company becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, the covenant set forth in Section 6.1(d) shall terminate and the covenants set forth in Sections 6.1(a), 6.1(b) and 6.1(g) shall be deemed to be satisfied upon the delivery to each Purchaser of the reports filed with the Commission within 10 days after filing.

                 SECTION 6.4. Payment of Obligations. The Company shall pay and discharge at or before maturity all its material obligations and liabilities, including, without limitation, tax liabilities, assessments and governmental charges or levies imposed on it or upon its income or profits or upon any of its material properties, except where the same may be contested in good faith by appropriate proceedings, and shall maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

                  SECTION 6.5. Compliance with Laws, Etc. The Company shall comply, and cause each of its Subsidiaries (i) to comply with all applicable laws, rules, regulations, judgments, treaties, orders and decrees (including, without limitation all environmental laws applicable to it and ERISA); and (ii) to comply with the requirements of all FCC Licenses and State Authority Authorizations held by the Company and its Subsidiaries and all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, the FCC and any State Authority) unless, in the case of clauses (i) and (ii) above, failure so to comply could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.6. Permits, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary to the proper conduct of its business as it is then being conducted and shall remain, and cause each of its Subsidiaries to remain in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, unless failure to maintain and preserve such permits, licenses, authorizations, approvals, entitlements, accreditation and qualifications could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.7. Keeping of Records and Books of Account. The Company shall, and shall cause each of its Subsidiaries to keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

                  SECTION 6.8. Insurance. The Company shall, and shall cause each of its Subsidiaries to (a) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by Persons engaged in the same or a similar business, similarly situated, against loss or damage of the kinds customarily insured against by such Persons and (b) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Company. Upon the request of the Majority Purchasers, the Company will provide the Purchasers with copies of certificates of insurance summarizing the amounts and types of insurance carried by the Company and its Subsidiaries and the name of the applicable insurer.

                  SECTION 6.9. Change in Nature of Business. The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on and proposed to be carried on at the date hereof except changes that will not fundamentally and substantively alter the character of their business from that conducted or proposed to be conducted by the Company at the Time of Purchase. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than the PCS Business. The Company will actively and diligently use its best efforts to keep in full force and effect all FCC Licenses and other Authorizations.

                  SECTION 6.10. Punctual Payment; Use of Proceeds.

                  (a) The Company will duly and punctually pay or cause to be paid all principal, interest and premiums payable with respect to the Notes in accordance with the terms thereof.

                  (b) The Company will not use the proceeds of the financing committed for herein for any purpose other than as set forth in Section 3.18 hereof.

                  SECTION 6.11. ERISA. (a) The Company shall (i) make available to the Purchasers copies of all annual reports (Form 5500 Series) relating to a Benefit Plan, together with all attachments thereto, promptly following the date on which any such form is filed with the Internal Revenue Service, (ii) notify the Purchasers within ten (10) Business Days after it or any ERISA Affiliate knows or has reason to know that a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to a Benefit Plan and shall send a statement of the Chief Executive Officer of the Company describing such transaction and the action which the Company or any ERISA Affiliate has taken, is taking or proposes to take, with respect thereto, and
(iii) shall notify the Purchasers within ten (10) Business Days after it or any ERISA Affiliate sends notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees.

                  (b) The Company will not, and will not permit any ERISA Affiliate to: (i) adopt or permit any ERISA Affiliate to adopt any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by
Section 601 of ERISA, COBRA or other applicable law; or (ii) engage, or permit any ERISA Affiliate to engage in any prohibited transaction as described in
Section 406 of ERISA or Section 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor.

                  SECTION 6.12.  Option to Adopt More Favorable Terms.

                  (a) In the event the Company and/or any of its Subsidiaries obtains Vendor Bridge Financing with an all in interest rate in excess of the prime rate plus 2.5% per annum, the Company shall, upon the written request of any holder of a Convertible Bridge Note, amend the terms of such Purchaser's Note to increase the rates of interest thereon (including the default rate) by the amount of such excess.

                  (b) In the event the Company and/or any of its Subsidiaries grants to the provider of any Vendor Bridge Financing warrants for the purchase of the Company's Common Stock or securities convertible or exchangeable into Common Stock which the Purchaser determines in its sole discretion either (i) contain a more favorable exercise or conversion price than is set forth in the Warrants or (ii) permit the holder thereof to purchase a greater percentage of the Common Stock relative to the size of the Vendor Bridge Financing being provided than the percentage that the Warrant Shares bear to the aggregate amount of the Convertible Bridge Notes, then the Company shall, upon the written request of any holder of a Convertible Bridge Note, amend the terms of such Purchaser's Warrant to grant to such Purchaser the more favorable exercise or conversion price and/or to increase the percentage of Warrant Shares that may be acquired thereunder to the same percentage as provided for in the Vendor Bridge Financing.

                  (c) In the event the Company and/or any of its Subsidiaries obtains Underwriter Bridge Financing or Vendor Bridge Financing with terms in the aggregate which any Purchaser in its sole discretion deems more favorable to the lenders under such facility than the terms of the Bridge Documents, the Company shall, upon the written request of any holder of a Convertible Bridge Note exchange such Purchaser's Note (and all Bridge Documents) in their entirety for the agreements and securities delivered under such Underwriter Bridge Financing or Vendor Bridge Financing, as applicable; provided that, if a Purchaser elects to convert its Note into the Underwriter Bridge Financing or the Vendor Bridge Financing, (i) it will agree to be subordinate to the lender with respect to any and all payments required to be made under the Underwriter Bridge Financing or the Vendor Bridge Financing on terms no less favorable to the holders of the Notes than the subordination provisions contained herein;
(ii) the Purchaser will be entitled to an interest rate of 1% per annum above the applicable rate in such Underwriter Bridge Financing or Vendor Bridge Financing; and (iii) the Purchaser will not be bound by or entitled to any terms specific to the operation or conduct of the Company's PCS Business contained in the Vendor Bridge Financing.

                  (d) In the event the Company and/or any of its Subsidiaries obtains Pari Passu Financing with terms in the aggregate which any Purchaser in its sole discretion deems more favorable to the lenders under such facility than the terms of the Bridge Documents, the Company shall, upon written request of any holder of a Convertible Bridge Note, exchange such Purchaser's Note (and all Bridge Documents) in their entirety for the agreements and securities delivered under such Pari Passu Financing.

                  (e) In the event the Company intends to consummate an Underwriter Bridge Financing, Vendor Bridge Financing or Pari Passu Financing, the Company will provide each holder of a Convertible Bridge Note with written notice of the proposed financing, together with all of the proposed documentation for the financing, and upon written request of such holder within ten (10) Business Days of holder's receipt of such notice, the Company will take the actions requested by the holder pursuant to the terms of subsections (a),
(b), (c) or (d) of this Section 12, as applicable; provided, however, that nothing contained in this Section 6.12 shall prevent the Company from prepaying the Convertible Bridge Notes pursuant to terms of this Agreement from any requesting holder rather than taking the actions required hereunder; and provided, further that nothing contained herein requires the Company to delay the closing of an Underwriter Bridge Financing, Vendor Bridge Financing or Pari Passu Financing until the termination of the notice period.

                  SECTION 6.13. Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) in the ordinary course of the Company's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person who is not an Affiliate as determined by the Company's independent directors (if any) or, in the absence of any independent directors, a majority of the Company's disinterested directors; provided, however, that the foregoing shall not apply to transactions between the Company and any of its Subsidiaries other than Acquired Subsidiaries.

                  SECTION 6.14. Indebtedness. The Company shall not and shall not permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness other than Permitted Financings. The Company's Existing Indebtedness is set forth on Schedule 6.14.

                  SECTION 6.15. Liens. The Company shall not and shall not permit any of its Subsidiaries to create or suffer to exist any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following:

                  (a) Liens created in connection with the C-Block Payment
Terms;

                  (b) Liens arising from sublicenses of FCC Licenses and other Authorizations by the License Subsidiary to the Company or another Subsidiary;

                  (c) Liens granted in connection with any Purchase Money Financing;

                  (d) Liens securing Vendor Bridge Financing and Underwriter Bridge Financing;

                  (e) Liens existing on the date hereof, as set forth in
Schedule 3.19 hereto;

                  (f) Liens for taxes, assessments or governmental charges or levies to the extent that the payment thereof shall not be required by Section
6.4 hereof;

                  (g) restrictions on the use of real property and minor irregularities in the title thereto which do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Company and its Subsidiaries in the normal course of such Person's business;

                  (h) Liens on the assets of any Subsidiary acquired after the date of this Agreement which exist at the time of such Subsidiary's acquisition and are not incurred in contemplation of the acquisition; and

                  (i) Liens on certain shares of the Company's Common Stock granted to secure Shareholder Repurchase Notes under the terms thereof.

                  SECTION 6.16. Merger, Consolidation, Sale of Assets, Etc. The Company shall not, and shall not permit any of its Subsidiaries to:

                  (a) Merge or consolidate with any Person, or permit any of its Subsidiaries to merge or consolidate with any Person; provided, however, that any wholly-owned Subsidiary may be merged into the Company or another such wholly-owned Subsidiary other than the License Subsidiary, or may consolidate with another such wholly-owned Subsidiary other than the License Subsidiary, so long as (i) no other provision of this Agreement would be violated thereby, (ii) the Company gives the holders of the Notes at least thirty (30) days' prior written notice of such merger or consolidation, and (iii) the Company and its Subsidiaries receives any necessary approvals of the FCC and the relevant State Authorities; provided, further, that the Company may create a new Subsidiary and merge it with or into another company to facilitate the acquisition of such company; and provided, further, that the License Subsidiary may merge or consolidate with another wholly-owned Subsidiary so long as such Subsidiary has no liabilities or operations.

                  (b) Sell, assign, lease (other than subleases, sublicenses and other rights to use (but not ownership) of PCS Licenses and rights associated therewith) or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, all or any substantial portion of their properties, rights or other assets whether now owned or hereafter acquired to any Person. For purposes of this subsection (b), the term "substantial portion" means 7.5% of the consolidated assets or consolidated earnings before interest and taxes of the Company or any of its Subsidiaries, which is selling, assigning, leasing, transferring or disposing of properties, rights or assets.

                  SECTION 6.17. Change of Management. If either Allen Salmasi or Edward Knapp ceases to be actively involved in the management of the Company's and the Subsidiaries' businesses, the Company shall replace such Person within six (6) months.

                  SECTION 6.18. Dividends. The Company shall not declare, make or pay, as applicable: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of its capital stock, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, or (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of its capital stock, except pursuant to repurchase rights provided in employee stock agreements, the Series A Shareholders' Agreement and the Amended and Restated Shareholders' Rights Agreement.

                  SECTION 6.19. License Information. Promptly after the Company or the License Subsidiary has been awarded its PCS License, FCC License or other Authorization, a certificate of the Chief Executive Officer containing a true and complete list of all PCS Licenses and other FCC Licenses or Authorizations from State Authorities awarded to the Company or the License Subsidiary.

                  SECTION 6.20. License Subsidiary. The Company will cause all FCC Licenses and, to the extent permitted by State law or regulation, other State Authority Authorizations at all times to be held in the name of the License Subsidiary. The Company will not permit the License Subsidiary to become directly or indirectly obligated in respect of the Notes or any other Indebtedness or to grant Liens on its assets (in each case except in connection with the C-Block Payment Terms) (other than subleases and sublicenses of, and other rights to use but not own, PCS Licenses and rights associated therewith) or to engage in any line or lines of business activity or to hold any property other than FCC Licenses and State Authority Authorizations; provided, however, that nothing herein shall (i) preclude the License Subsidiary from sublicensing the FCC Licenses and other State Authority Authorizations to the Company and its Subsidiaries, or (ii) preclude the Company and/or the License Subsidiary (to the extent permitted by applicable FCC laws, rules and regulations) from granting Liens on the stock of the License Subsidiary and/or on the proceeds of the sale or other disposition of the FCC Licenses to secure any Senior Debt. The License Subsidiary will at all times be wholly-owned by the Company.

                  SECTION 6.21. Subsidiary Guarantors. The Company will cause all of its existing and future Subsidiaries (other than the License Subsidiary and other than Subsidiaries less than wholly-owned by the Company) to become parties to the Subsidiary Guaranty at the time such Subsidiary is formed or acquired;

provided, however, that no Subsidiary which is acquired by the Company or any of its Subsidiaries after the date of this Agreement shall be required to become a party to the Subsidiary Guaranty if (a) execution and delivery of the Subsidiary Guaranty would constitute a default or an event of default under any of such Subsidiary's Indebtedness existing at the time of its acquisition and (b) the Company and its other Subsidiaries are not required to guarantee such Acquired Subsidiary's Indebtedness, so long as such Acquired Subsidiary provides the Subsidiary Guaranty as soon as it is permitted to do so without causing such default or event of default.

                  SECTION 6.22. Equity. After the Auction Closing Date, the Company shall not issue any shares of Series A Common Stock or Series C Common Stock (other than those shares set forth on Schedule 3.2). Concurrently with the Initial Public Offering, all shares of Series C Common Stock shall be converted into Series B Common Stock and (unless advised to the contrary by the Company's underwriters or otherwise prevented by law) all shares of Series A Common Stock, except for 1,000 shares of Series A Common Stock, shall be converted into Series B Common Stock and, if required by the Company's Restated Certificate of Incorporation, warrants to purchase Series B Common Stock. Series B Common Stock shall be the only capital stock of the Company issued in the Initial Public Offering.

                  SECTION 6.23. Investments. The Company shall not and shall not permit any of its Subsidiaries to make any loan or advance to any Person or purchase, hold or otherwise acquire, any Capital Stock, other securities or obligations of, or any interest in, any Person, other than:

                  (i)      Permitted Investments;

                  (ii) investments existing on the date hereof, as set forth in
         Schedule 6.23;

                  (iii) loans or advances to its Subsidiaries that are Guarantors;

                  (iv) loans or advances to employees in the ordinary course in an aggregate amount not to exceed $500,000 during the period ending two years from the Initial Closing and $1,000,000 thereafter;

                  (v) the Company's equity investment in an Acquired Subsidiary; and

                  (vi) loans or advances to any Person (other than its Subsidiaries that are Guarantors) or purchases or acquisitions of any Capital Stock, other securities or obligations of, or any interest in any Person (other than its Subsidiaries that are Guarantors), up to in the aggregate the greater of

         $10,000,000 or 4% of the total equity capital raised by the Company since its incorporation.

                  SECTION 6.24. Subsidiary Dividends. The Company and its Subsidiaries shall not permit any restriction on a Subsidiary's ability to declare and pay dividends to the Company in an amount necessary to (a) pay the operating expenses of the Company and (b) pay any of the Company's obligations hereunder and under the Notes other than restrictions contained in Indebtedness of Acquired Subsidiaries which was in existence prior to the acquisition and not incurred in contemplation of such acquisition.

                  SECTION 6.25. Corporate Existence. The Company will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that (i) the Subsidiaries may consummate any merger or consolidation permitted under Section
6.16 hereof, and (ii) the Company shall not be required to preserve the corporate existence, rights and franchises of any Subsidiary if, in the judgment of the Board of Directors of the Company, such existence or preservation is not material to the conduct of business of the Company and its Subsidiaries, taken as a whole.


                                   ARTICLE VII
                                  SUBORDINATION

                  SECTION 7.1. Agreement to Subordinate; Right to Appoint Representatives.

                  (a) The Company agrees, and each holder of a Convertible Bridge Note by acceptance thereof agrees, that the Indebtedness evidenced by the Convertible Bridge Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

                  (b) For purposes of this Article VII, "Subordinated Obligations" means the Company's obligations to pay principal of and interest (including, without limitation, interest accruing after the filing of a petition under any bankruptcy law, whether or not allowable as a claim thereunder) on and all premium and all amounts received pursuant to a claim for rescission of the Notes or Bridge Documents or tort damages arising out of or in respect of any breach of a representation or covenant in any of the Bridge Documents.

                  (c) The Company hereby agrees to give prompt written notice to the record holders of the Subordinated Obligations or the Noteholders' Representative, if any, of the occurrence of any event of default on or acceleration of the Senior Debt, and to give prompt written notice to the record holders of the

Senior Debt or the Senior Debt Representative, if any, of the occurrence of any Default, Event of Default or acceleration of the Subordinated Obligations.

                  (d) The Company may at any time upon notice to the Purchasers but at the Company's expense appoint an investment bank, a commercial bank or a trust company reasonably acceptable to the Majority Holders (and pursuant to documentation containing such rights and obligations as are reasonably acceptable to the Majority Holders) to serve as the Senior Debt Representative and/or the Noteholders' Representative. At any time there is more than one holder of the Company's Senior Debt, the Company shall, at the Company's expense, appoint an investment bank, a commercial bank or a trust company reasonably acceptable to the holders of such Senior Debt, to serve as the Senior Debt Representative or, unless and until the holders of a majority of the Company's Senior Debt object, the Company will serve as the Senior Debt Representative. The Company will give prompt written notice to the holders of the Subordinated Obligations of the appointment of a Senior Debt Representative other than the Company, and to the holders of the Senior Debt of the appointment of a Noteholders' Representative, in each case, together with all relevant information for notices. Until the holders of the Subordinated Obligations receive notice of the appointment of a Senior Debt Representative in accordance with this Section and/or the name and notice information for the sole holder of the Senior Debt, as applicable, they shall be entitled to assume that the Company is acting in such capacity.

                  SECTION 7.2. Liquidation; Dissolution; Bankruptcy. Upon any distribution or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (a) holders of Senior Debt shall be entitled to receive payment in full in cash or provided for in a manner satisfactory to the holders of such Senior Debt of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before holders shall be entitled to receive any payment of the Subordinated Obligations; and

                  (b) until the Senior Debt is paid in full in cash or be provided for in a manner satisfactory to the holders of such Senior Debt, any distribution to which holders would be entitled but for this Article shall be made to holders of Senior Debt as their interests may appear, except that holders of Subordinated Obligations may receive securities that are subordinated to Senior Debt to at least the same extent as the Convertible Bridge Notes.

For purposes of this Article VII, a distribution may consist of cash, securities or other property, by set-off or otherwise.

                  SECTION 7.3. No Payment on Subordinated Obligations in Certain Circumstances. "Payment Blockage Period" has the meaning set forth in Section 7.3(b) hereof.

                  (a) Payment Defaults. No direct or indirect payment will be made on account of the Subordinated Obligations, or to acquire any of the Convertible Bridge Notes for cash or property other than capital stock of the Company, or on account of the redemption provisions of the Convertible Bridge Notes upon the occurrence of any of the following events (each, a "Senior Payment Default"):

                  (i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all such Senior Debt shall first be paid in full or provided for in cash or provided for in a manner satisfactory to the holders of such Senior Debt, or

                  (ii) in the event that the Company defaults in the payment of any principal of or interest on or any other amounts payable on or due in connection with any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived in writing or has ceased to exist.

                  (b) Non-Payment Defaults. Upon the happening of any event of default (other than a Senior Payment Default) with respect to any Senior Debt, as such event of default is defined in the instruments evidencing such Senior Debt or under which it is outstanding, permitting the holders thereof to accelerate its maturity, upon written notice of the event of default given to the Company and the Purchasers (or, if applicable, the Noteholders' Representative, by the holder(s) of such Senior Debt or, if applicable, the Senior Debt Representative), then, unless and until such event of default has been cured or waived in writing or has ceased to exist or such notice has been withdrawn by such holder(s) or the Senior Debt Representative, no direct or indirect payment will be made by the Company with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property or securities other than capital stock of the Company or with regard to redemption of the Notes; provided that this Section 7.3(b) will not prevent (i) the making of any payment when due of accrued and unpaid interest on the Notes by issuing Additional Convertible Notes or (ii) the making of any payment of principal, interest or premium on the Notes for a period of more than 179 days after the date the written notice of the default is given unless Section 7.2 or 7.3(a)(i) hereof is then applicable. Immediately after the end of the 179-day (or shorter) period (each, a "Payment Blockage Period") the Company will pay all sums not paid during the Payment Blockage Period because of this Section 7.3(b) unless
Section 7.3(a)(i) is then applicable. During any period of 360 consecutive days, only one Payment Blockage Period may be commenced.

                  SECTION 7.4. When Distribution Must Be Paid Over. In the event that the Company shall make any payment to a holder of Convertible Bridge Notes on account of the principal, interest or premium on the Convertible Bridge Notes at a time when such payment is prohibited by Section 7.2 or 7.3, such payment shall be held by such holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Debt Representative for the benefit of the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them), as their respective interests may appear, or, if no Senior Debt Representative is then required under Section 7.1(d), to the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. If a distribution is made to holders of Convertible Bridge Notes that because of this Article should not have been made to them, the holders of Convertible Bridge Notes who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to the Company or, if applicable, to the Senior Debt Representative.

                  SECTION 7.5. Notice by Company. The Company shall promptly notify the holders of the Convertible Bridge Notes of any facts known to the Company that would cause a payment of principal of, or interest or premium on the Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Convertible Bridge Notes to the Senior Debt provided in this Article.

                  SECTION 7.6. Subrogation. After all Senior Debt is paid in full and until the Notes are paid in full, holders of Convertible Bridge Notes shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Convertible Bridge Notes have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to holders of Convertible Bridge Notes is not, as between the Company and holders of Convertible Bridge Notes, a payment by the Company on the Convertible Bridge Notes.

                  SECTION 7.7. Relative Rights. This Article defines the relative rights of holders of Convertible Bridge Notes and holders of Senior Debt. Nothing in this Agreement shall:

                           (1) impair, as between the Company and holders of
                  Convertible Bridge Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest and premium on the Convertible Bridge Notes in accordance with their terms;

                           (2) affect the relative rights of holders of
                 Convertible Bridge Notes and creditors of the Company other than holders of Senior Debt; or

                           (3) prevent any holder of Convertible Bridge Notes
                  upon the occurrence of an Event of Default, from accelerating its Subordinated Obligations or exercising its other available remedies, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to holders of Convertible Bridge Notes.

If the Company fails because of this Article to pay any principal of or interest or premium on Convertible Bridge Notes on the due date, the failure is still a Default or Event of Default.

                  SECTION 7.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Convertible Bridge Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

                  SECTION 7.9. Distribution or Notice to Representatives. Whenever a distribution is to be made or a notice is to be given to holders of Senior Debt, the distribution may be made and the notice given to the Senior Debt Representative, if any. Whenever a notice is to be given to holders of Subordinated Obligations, the notice may be given to the Noteholders' Representative, if any.


                                  ARTICLE VIII
                             LIMITATION ON TRANSFERS

                  SECTION 8.1. Restrictions on Transfer. None of the Securities shall be transferable except upon the conditions specified in this Article 8, which conditions are intended to ensure, among other things, compliance with the provisions of the Securities Act, the Communications Act of 1934, as amended, and the rules and regulations of the FCC in respect of the Transfer of any of such Securities or any interest therein. Any proposed transferee of any Securities (or any interest therein) shall agree to take and hold such Securities (or any interest therein) subject to the provisions and upon the conditions specified in this Article 8. Each Transfer of any Convertible Bridge Note (or portion thereof) shall be in a minimum principal amount of $500,000.

                  SECTION 8.2. Restrictive Legends. (a) Each certificate for the Securities issued to any Purchaser or to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 8.2(b) or Section 8.3) include a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF APRIL 9, 1996, A COPY OF WHICH MAY BE OBTAINED FROM NEXTWAVE TELECOM INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.

                  (b) Any holders of Securities registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Securities on transfer for new securities that shall not bear the legend set forth in paragraph (a) of this Section 8.2.

                  SECTION 8.3. Notice of Proposed Transfers. Five (5) Business Days prior to any proposed Transfer (other than Transfers of Securities registered under the Securities Act), the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the amount of the Securities proposed to be Transferred and the name and the country of origin of the proposed transferee (and if not a natural person, of its direct and indirect owners), and shall be accompanied by (A) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Securities may be effected without registration under the Securities Act, (B) such representation letters in form and substance reasonably satisfactory to the Company and consistent with the terms of this Agreement to ensure compliance with the provisions of the Securities Act, (C) a Supplemental Signature Page duly executed in triplicate and if then applicable, an I.R.S. Form W-8, W-9, 1001 or 4224, as applicable, for delivery to the Escrow Agent if then applicable, and
(D) duly executed counterparts of (i) the Amended and Restated Stockholders' Voting Agreement and (ii) the Amended and Restated Shareholders' Rights Agreement; provided, that such holder need not provide the Company with the opinion of counsel referred to in clause (A) above if such proposed Transfer is to an Affiliate of such holder. If such proposed Transfer is to a Restricted Transferee, such proposed Transfer may be effected only if the Company approves in writing the Transfer to the proposed Restricted Transferee (which approval shall not be unreasonably withheld or delayed), and except, as provided in the preceding sentence, no proposed Transfer to any proposed transferee (whether a Restricted Transferee or otherwise) may be effected unless the Company shall have received such notice of transfer, opinion of counsel, and other documents referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear the legend set forth in Section 8.2(a) except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in Sections 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

                  SECTION 8.4. Compliance with FCC Ownership Restrictions. Each Purchaser acknowledges that the Company has elected and its shareholders have consented to have the Company treated, for FCC purposes, as a Designated Entity and Small Business (as defined by Part 24 of the FCC regulations relating to broadband Personal Communications Services) in connection with the Company's participation in the FCC's PCS License auction process and its bid for PCS Licenses as a Designated Entity and Small Business. Each Purchaser further acknowledges that its right to convert its Convertible Bridge Note into Convert Shares, exercise the Warrants or transfer the Warrant Shares or Convert Shares shall be limited to the extent that such would cause the ownership of the capital stock of the Company to be no longer so qualified under applicable FCC regulations, including without limitation, restrictions on foreign ownership, maximum ownership requirements and voting rights. Each Purchaser further acknowledges and agrees that, pursuant to the terms of the Restated Certificate, any transfer of Securities of the Company by any party will be null and void and of no force and effect to the extent that such transfer will cause the Company to violate applicable FCC rules and regulations or no longer be eligible as a Designated Entity and Small Business. Each Purchaser will provide to the Company, upon the Company's reasonable request at the Company's expense, such properly signed corporate documents as, in the opinion of legal counsel to the Company, may be necessary (i) to maintain the Company's eligibility as a Designated Entity and Small Business and (ii) to comply with the FCC's foreign ownership limitations and other regulations as adopted from time to time. Upon any Purchaser's reasonable written request, made not more than four times per year, the Company will from time to time provide the Purchasers with an updated schedule of the Company's foreign ownership and the number and percentage of shares held by foreign shareholders.


                                   ARTICLE IX
                                   CONVERSION

                  SECTION 9.1. Conversion Privilege. Each holder of one or more Convertible Bridge Notes may, subject to the provisions of Section 8.4 hereof, convert all or any portion of such Notes into Series B Common Stock of the Company at any time commencing 150 days after the Auction Closing Date and until the close of business on April 9, 2002, upon surrender of the Convertible Bridge Notes, the principal of which is so to be converted, accompanied by written notice of conversion in the form of the Conversion Notice attached to and made a part of the Convertible Bridge Note, duly executed, to the Company at any time during usual business hours at the office or agency maintained by it for such purpose. The conversion price is $4.00 per share, subject to adjustment as provided in Article 9 (the "Conversion Price"). The number of shares of Series B Common Stock issuable upon conversion of Convertible Bridge Notes shall be determined as follows: Divide the entire principal amount of Convertible Bridge Notes surrendered for conversion (exclusive of any call premium that may otherwise be payable upon redemption of the Notes pursuant to Sections 10.1(c) or 10.4(c)), by the Conversion Price in effect at such time and round the result to the nearest 1/100 of a share. Prior to any delivery of a written notice of conversion referred to above by a holder of a Note that is directly or indirectly owned by a non-U.S. person, the Company shall provide such holder with written notice as to whether the delivery of shares of Common Stock issuable upon conversion of all or a portion of such holder's Convertible Bridge
Note is prohibited at such time by the provisions of Section 8.4 hereof. The Company shall provide such notice within three (3) Business Days of the receipt by the Company of a written request from such holder based upon information provided to the Company by such holder in such request regarding such holder's ownership. Any conversion notice referred to herein which relates to the conversion by a holder of a Convertible Bridge Note that is prohibited by
Section 8.4 hereof shall be ineffective and null and void to the extent prohibited by Section 8.4 hereof, except for a notice of conversion provided by the holder to the Company after a notice of prepayment has been provided to the holder by the Company pursuant to Sections 10.1(d) or 10.4(e) or (f) hereof.

                  SECTION 9.2. Conversion Procedure. (a) Upon the surrender, as herein provided, of a Convertible Bridge Note for conversion, the Company shall, subject to the provisions of Section 8.4 hereof, issue and deliver or cause to be delivered at its said office or agency, to or upon the written order of the holder of the Convertible Bridge Note so surrendered, certificates representing the whole number of fully paid and nonassessable shares of Series B Common Stock into which the Convertible Bridge Note may be converted in accordance with the provisions of this Article 9. Such conversion, subject to the provisions of
Section 8.4 hereof, shall be deemed to have been made as of the close of business on the date that the Convertible Bridge Note shall have been surrendered for conversion by delivery thereof with a written notice of conversion duly executed, so that the rights of the holder of the Convertible Bridge Note as a holder shall cease at such time and, subject to the following provisions of this Section 9.2, the Person or Persons entitled to receive the shares of Series B Common Stock upon conversion of the Convertible Bridge Note shall be treated for all purposes as having become the record holder or holders of such shares at such time and such conversion shall be at the Conversion Price in effect at such time.

                  (b) Upon conversion of a Convertible Bridge Note which is converted in part only, the Company shall execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Convertible Bridge
Note in the principal amount equal to the unconverted portion of such Note.

                  SECTION 9.3. Taxes on Conversion. The Company will pay any and all stamp, transfer and similar fees and taxes that may be payable in respect of the issuance or delivery of shares upon conversion pursuant hereto by the holder of any Convertible Bridge Note; provided, however, that in no event shall the Company be obligated to pay stamp, transfer or similar fees and taxes in more than one state in addition to the state where the Company maintains its books and records with respect to any conversion. The Company shall not be liable for any other taxes, including without limitation, taxes based on items of income and gain, which may be payable in respect of the Securities.

                  SECTION 9.4. Company to Provide Stock. The Company has reserved and shall continue to reserve out of its authorized but unissued Series B Common Stock or its Series B Common Stock held in treasury enough shares of Series B Common Stock to permit the full conversion of the Convertible Bridge Notes. All shares of Series B Common Stock which may be issued upon conversion of the Convertible Bridge Notes shall be fully paid and non-assessable and are not entitled to any preemptive or other similar rights, except as provided in the Amended and Restated Shareholders' Rights Agreement. The Company shall endeavor to list such shares on each national securities exchange on which the Series B Common Stock is listed.

                  SECTION 9.5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Convertible Bridge Notes. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the current market price per share of the Series B Common Stock on the last trading day prior to the conversion shall be paid to the holder in cash by the Company.

                  SECTION 9.6. Registration Rights. The Company hereby grants to the Purchasers Registration Rights with respect to the resale of shares of Series B Common Stock issuable upon conversion of the Convertible Bridge Notes or exercise of the Warrants.

                  SECTION 9.7.  Adjustment for Changes in Capital Stock.

                  (a) In case the Company

                  (1) declares or pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Conversion Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Convertible Bridge Note thereafter converted may receive the aggregate number and kind of shares of capital stock of the Company which he or she would have owned immediately following such action if such Convertible Bridge Note had been converted immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment a holder of a Convertible Bridge Note upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, which shall be made by the Board of Directors of the Company in good faith and on a reasonable basis, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 9.

                  Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) If the Company sets a record date for the distribution of any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned above to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                                         O + N x P
                                             -----
                           C' = C x            M
                                         ---------
                                         O + N

where:

         C' =     the adjusted Conversion Price.

         C  =     the current Conversion Price.

         O  =     the number of shares of Common Stock outstanding on the
                  record date (treating any outstanding shares of Series A and Series C

                  Common Stock as if such shares had been converted to Series B Common Stock ("on an as-converted basis").

         N = the number of additional shares of Common Stock offered pursuant to such rights issuance (treating any additional shares of Series A and
                  Series C Common Stock on an as-converted basis).

         P =      the offering price per share of the additional shares.

         M = the Current Market Price per share of Common Stock on the record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If no rights, options or warrants are distributed or at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  (c) If the Company sets a record date for distribution to all holders of its Common Stock of any of its assets (including but not limited to cash, but excluding ordinary dividends), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Conversion Price shall be adjusted in accordance with the formula:

                                    C' = C x (M - F)
                                              -----
                                                M

where:

     C' =         the adjusted Conversion Price.

     C  =         the current Conversion Price.

     M  =         the Current Market Price per share of Common Stock on the
                  record date mentioned above.

     F  =         the fair market value on the record date of the assets,
                  securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith and on a reasonable basis.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If such distribution is not made, the Conversion Price shall be immediately readjusted to what it would have been without regard to such distribution.

                  This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 9.7

                  (d) If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the following formula:

                                                         P
                                                         -
                                            C' = C x O + M
                                                     -----
                                                       A
where:

         C'= the adjusted Conversion Price.

         C = the then current Conversion Price.

         O = the number of shares of Series B Common Stock outstanding
             (treating any outstanding shares of Series A and Series C Common Stock on an as-converted basis) immediately prior to the issuance of such additional shares.

         P = the aggregate consideration received for the issuance of such additional shares.

         M = the Current Market Price per share of Series B Common Stock on the date of issuance of such additional shares.

         A = the number of shares of Series B Common Stock outstanding
             (treating any outstanding shares of Series A and Series C Common Stock on an as-converted basis) immediately after the issuance of such additional shares.

                  The adjustment contemplated by this subsection (d) shall be made successively whenever any such issuance is made and shall become effective immediately after such issuance.

                  This subsection (d) shall not apply to:

                  (1) any of the transactions described in subsections (a), (b)
                      and (c);

                (2) the exercise of Options (as hereinafter defined) or the conversion or exchange of Convertible Securities (as hereinafter defined), including such securities outstanding as of the date hereof or listed on Schedules 3.2 or 6.14 of this Agreement;

                  (3) shares of Common Stock issued or deemed to be issued that are designated Series A Common Stock on or before the Auction Closing Date;

                  (4) shares of Series B Common Stock issued or deemed to be issued upon conversion of shares of Series A Common Stock or Series C Common Stock or exercise of Options issuable upon conversion of the Company's Series A Common Stock at the conversion price provided for in the Company's Restated Certificate of Incorporation at the Auction Closing Date;

                  (5) shares of Common Stock subscribed for or issued (or issuable upon exercise of Options or conversion or exchange of Convertible Securities) on or prior to the Auction Closing Date at a price of not less than $3.00 per share;

                  (6) shares of Common Stock issued or deemed to be issued to employees or directors of, or consultants to, Next Wave pursuant to an option plan, purchase plan, or other stock incentive program or agreement which do not exceed, in the aggregate, the greater of 15,000,000 shares of Series B Common Stock or 12.5% of the equity of the Company, on a fully diluted basis (collectively, the "Plans") approved by the Board of Directors of the Company at a price of not less than 85% of the fair market value per share as defined in such Plan.

                  (7) the issuance of Series B Common Stock in a bona fide public offering pursuant to a firm commitment underwriting;

                  (8) following the Initial Public Offering, the issuance of Series B Common Stock in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price shall exceed 20% of the then Current Market Price); or

                  (9) shares of Common Stock issuable upon exercise of the Options described in subsection (e)(4) of this Section 9.7.

         (e) If the Company issues any securities, convertible into or exchangeable for Common Stock ("Convertible Securities") or options, rights or warrants exercisable into Common Stock or Convertible Securities ("Options") (other than the Convertible Bridge Notes or the Warrants or securities issued in transactions described in Section (c)) for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities less than the Current Market Price per share on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the following formula:

                                                 P
                                                 -
                                    C' = C x O + M
                                             -----
                                             O + D

where:

         C'= the adjusted conversion price.

         C = the current conversion price.

         O = the number of shares of Common Stock outstanding (treating any outstanding shares of Series A and Series C Common Stock on an as-converted basis) immediately prior to such issuance.

         P = the aggregate consideration received for the issuance of such securities.

         M = the Current Market Price per share of Common Stock on the issuance date.

         D = the maximum number of shares of Common Stock (treating any outstanding shares of Series A and Series C Common Stock on an as-converted basis) deliverable upon conversion, exercise or exchange of such securities at the conversion or exercise price or exchange rate.

                  The adjustment contemplated by this subsection (e) shall be made successively whenever any such issuance is made and shall become effective immediately after the issuance.

                  No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exercise or exchange of such securities.

                  This subsection (e) shall not apply to:

                  (1) the Convertible Bridge Notes and Warrants issued on the date hereof, Additional Convertible Bridge Notes issued pursuant to the terms of such Convertible Bridge Notes and other Convertible Securities and Options outstanding on the date hereof or subscribed for or issued on or prior to the Auction Closing Date at a conversion or exercise price not less than $3.00 per share, or listed on Schedules 3.2 or 6.14 of this Agreement;

                  (2) Options issuable upon conversion of Series A Common Stock as provided in the Company's Restated Certificate of Incorporation at the Auction Closing Date as adjusted for any of the events specified in this Section 9.7 hereof;

                  (3) Options issued or deemed to be issued to employees or directors of, or consultants to, the Company pursuant to a Plan approved by the Company's Board of Directors at a price of not less than 85% of fair market value of such Options as defined in such Plan;

                  (4) issuances of up to 5,000,000 Options with an exercise price of not less than $3.00 per share that may be issued to resellers of the Company's PCS services in strategic transactions (as such number of shares and exercise price may be adjusted for stock splits, stock dividends and the like from time to time);

                  (5) the issuance of Convertible Securities in a bona fide public offering pursuant to a firm commitment underwriting; or

                  (6) following the Initial Public Offering, the issuance of Convertible Securities or Options in a bona fide private placement through a placement agent that is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price shall exceed 20% of the then Current Market Price) so long as such Convertible Securities or Options are traded in a public market prior to such issuance.

                           No further adjustment shall be made upon the subsequent issue of Convertible Securities or shares of the Company's Common Stock upon exercise of Options or conversion or exchange of Convertible Securities.

         (f) For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 9.7, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the independent directors of Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

                  (3) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

         (g) The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Price be less than the par value of a share of Common Stock.

                  Whenever the Conversion Price is reduced, the Company shall provide holders of Convertible Bridge Notes a notice of the reduction. The Company shall provide notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect.

                  A reduction hereunder of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of subsections
(a), (b), (c), (d) and (e) of this Section 9.7.

                  SECTION 9.8. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to the holders a notice of the adjustment, briefly stating the facts requiring the adjustment and the manner of computing it.

                  SECTION 9.9.   Notice of Certain Transactions.  If:

                           (1) the Company takes any action that would require
                  an adjustment in the Conversion Price under this Section 9.7;

                           (2) the Company takes any action that would require
                  an amendment to this Agreement pursuant to Section 9.10; or

                           (3) there is a liquidation or dissolution of the
Company,

the Company shall provide holders a notice stating the proposed record date for a dividend, distribution, issuance, combination, reclassification, consolidation, merger, transfer, lease, issuance, sale, liquidation or dissolution. The Company shall provide notice at least 15 days before such date. Failure to provide the notice or any defect in it shall not affect the validity of the transaction or the rights of holders of Notes.

                  SECTION 9.10. Reorganization of the Company. To the extent permitted by Section 6.16, if the Company is a party to a consolidation, combination, transfer or lease of all or substantially all of its assets or merger that reclassifies or changes its outstanding Series B Common Stock (a "Reorganization"), the person obligated to deliver securities, cash or other assets upon conversion of Convertible Bridge Notes shall, as a condition to effectiveness of the Reorganization, enter into an amendment to this Agreement. The amended Agreement shall provide that the holder of a Convertible Bridge Note may convert it into the kind and amount of securities, cash or other assets that he would have owned immediately after the Reorganization if he had converted the
Note immediately before the effective date of the Reorganization. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation (if other than the Company) shall assume by written instrument the obligation to deliver to the holders of the Convertible Bridge Notes such securities, cash or other assets as such holder shall be entitled to purchase in accordance with the foregoing provisions. The successor Company shall provide holders a notice briefly describing the amended Agreement.

                  If the issuer of securities deliverable upon conversion of Convertible Bridge Notes under the amendment to this Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the amendment to this Agreement.

                  If this Section 9.10 applies, subsections (a), (b), (c), (d) and (e) of Section 9.7 do not apply.

                  SECTION 9.11. Current Market Price. The "Current Market Price" per share of Common Stock shall be: (i) if prior to the Initial Public Offering, the Conversion Price; (ii) if at the Initial Public Offering or within twenty-five (25) trading days thereafter, the IPO Price; and (iii) at any time subsequent to the period set forth in clause (ii) above, the "Current Market Price" per share of Series B Common Stock on any date shall be the average of the Quoted Prices of the Series B Common Stock for the twenty-five (25) consecutive trading days immediately preceding the date of such determination. The "Quoted Price" of the Series B Common Stock shall be the last reported sales price of the Series B Common Stock as reported by the New York Stock Exchange or, if the Series B Common Stock is listed on another securities exchange, the last reported sales price of the Series B

Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or as reported by the NASDAQ National Market System, or, if the Series B Common Stock is neither so reported nor listed, the average of the last reported bid and ask prices of the Series B Common Stock. In the absence of one or more such quotations, the current market price shall be determined in good faith by the independent directors of the Board of Directors on the basis of such quotations as it considers reasonably appropriate.

                  SECTION 9.12. No Adjustments to Conversion Price. No adjustment in the Conversion Price in accordance with the provisions of paragraphs (a), (b), (c), (d) or (e) of Section 9.7 hereof need be made if such adjustment would amount to a change in such Conversion Price of less than 1%; provided, however, that the amount of adjustment which is not made by reason of the provisions of this Section 9.12 shall be carried forward and taken into account at the time of any subsequent adjustment in the Conversion Price.

                  No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 9.7 to the extent holders participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest approved by the Board of Directors of the Company.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

                  All adjustments under this Article IX shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  SECTION 9.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to subsection (a),
(c), (d), (e) or (f) of Section 9.7, Section 9.11 or Section 9.12 of this
Article 9 is presumptively correct absent manifest error.

                  SECTION 9.14. When Issuance or Payment May Be Deferred. In any case in which Section 9.7 shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Convertible Note converted after such record date the Series B Common Stock and other capital stock of the Company, if any, issuable upon such conversion over and above the Series B Common Stock and other capital stock of the Company, if any, issuable upon such conversion on the basis of the Conversion Price prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share; pursuant to Section 9.5 hereto; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Series B Common Stock, other capital stock and cash upon the occurrence of the event requiring such adjustment.


                                    ARTICLE X
                                   PREPAYMENT

                  SECTION 10.1. Mandatory Prepayment of Convertible Bridge
                                Notes.

                  (a) If the Company consummates a High-Yield Financing at any time after the Auction Closing Date but prior to 150 days after the Auction Closing Date, the Company shall prepay the entire principal amount of the outstanding Convertible Bridge Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued interest through the date of prepayment and the holder shall receive Warrants pursuant to Section 10.2(a). The Company shall provide written notices to holders of the Notes as required under Section 10.2(d) and payment shall be made within two (2) Business Days after the date the Company consummates the High Yield Financing.

                  (b) If the Company consummates a High-Yield Financing at any time at or after 150 days after the Auction Closing Date but prior to the second anniversary of the date of the Initial Closing, the Company shall, subject to each holder's rights to convert its Notes pursuant to Section 10.1(d), prepay the entire principal amount of the outstanding Convertible Bridge Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued interest through the date of prepayment and the holder shall receive Warrants pursuant to Section 10.2(a).

                  (c) If the Company consummates any High-Yield Financing at any time at or after the second anniversary of the date of the Initial Closing, the Company shall, subject to the each holder's right to convert its Notes pursuant to Section 10.1(d), prepay the entire principal amount of the outstanding Convertible Bridge Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued interest through the date of prepayment and any call premium payable pursuant to Section 10.4(d). If Notes are converted by the holders thereof prior to a redemption pursuant to this subsection, only the outstanding principal amount of such Notes shall be converted, and no call premium shall be payable by the Company upon such conversion.

                  (d) If the Convertible Bridge Notes are called for redemption pursuant to a mandatory prepayment by the Company at any time pursuant to Sections 10.1(b) or 10.1(c), each holder may convert all or any portion of its outstanding Convertible Bridge Notes prior to such prepayment in accordance with this Section 10.1(d). In connection with its High-Yield Financing, the Company shall estimate in good faith the projected date that its high-yield securities will be priced by the Company's underwriter or placement agent, and shall deliver to each

Purchaser written notice of such estimated pricing date at least fifteen (15) Business Days' prior to such date. Within two (2) Business Days after the date of the actual pricing of such High-Yield Financing, the Company shall deliver to each Purchaser written notice of such pricing date, and, in the case of a mandatory prepayment pursuant to Sections 10.1(b) or 10.1(c), such notice also shall specify the Warrant Determination Price (as defined in Section 10.2(g)). Each holder may convert all or any portion of its outstanding Convertible Bridge Notes at any time prior to the close of business on the fourteenth (14th) Business Day after the actual pricing date specified in such notice or, if the proceeds of the High Yield Financing have been deposited in escrow, the fifth
(5th) Business Day after the proceeds have been released from escrow, but in no event less than fourteen (14) Business Days after the actual pricing date. If any Convertible Bridge Notes are not surrendered for conversion in accordance with the provisions of Section 9.2 during such 14 Business Day-period or such 5 Business Day-period, as applicable, the Company promptly shall prepay all of such outstanding Notes pursuant to Sections 10.1(b) or 10.1(c), as applicable. In the event that, in accordance with this Section 10.1(d), a holder has provided a notice of conversion to the Company on a timely basis, but the Company is prevented from converting all or a portion of such holder's Convertible Bridge Note, pursuant to the provisions of Section 8.4 hereof, the Company shall convert all or a portion of the holder's Note that is not prohibited by Section 8.4 hereof and shall promptly prepay such portion of the Note that is prohibited from conversion, at a redemption price of 100% of the principal amount of the Note, together with accrued interest through the date of prepayment (but without any call premium provided for in Section 10.1(c)) and the Base Warrants at the Warrant Exercise Price, with respect to all or a portion of the Note that is prohibited from conversion pursuant hereto.

                  (e) For purposes of this Article X, the term "consummates a High- Yield Financing" means the Company has issued the securities and received the proceeds thereof, in the High Yield Financing, it being understood that the deposit of funds into escrow shall not constitute consummation of a High-Yield Financing until the release of funds from escrow to the Company.

                  SECTION 10.2.  Issuance of Warrants.

                  (a) At the time of the redemption by the Company of the Convertible Bridge Notes pursuant to Sections 10.1(a), 10.1(b), 10.1(d) (but only pursuant to the last sentence thereof) 10.4(a), 10.4(b), 10.4(e) (but only pursuant to the last sentence thereof) or 10.4(f) (but only pursuant to the last sentence thereof), the Company shall grant and issue to Purchaser Warrants to purchase shares of Series B Common Stock, in an amount computed pursuant to Sections 10.2(b) through 10.2(g).

                  (b) If Warrants are issued to a Purchaser prior to 150 days after the Auction Closing Date and prior to the Initial Public Offering, the Company shall issue to each Purchaser that number of Warrants equal to the outstanding principal amount of such Purchaser's Notes divided by $4.00, subject to adjustment as described in the last sentence of this subsection (b) and subject to the cancellation provisions of Section 10.2(f). The Warrants shall have an exercise price equal to $4.00 per share, subject to adjustment as described in the last sentence of this subsection (b). For purposes of Sections 10.2(c) through 10.2(g), the number of Warrants issuable to such Purchaser pursuant to this
Section 10.2(b) shall be referred to as the "Base Warrants." Such $4.00 price shall be adjusted after the date hereof pursuant to the terms of Section 4 of the Warrants as if such Warrants had been outstanding from the date hereof to the date of issuance; such price, as adjusted, is hereinafter referred to as the "Warrant Exercise Price."

                  References in this Section 10.2 hereof to IPO Price or Current Market Price for purposes of calculating the number of Warrants to be issued hereunder shall be adjusted for any stock splits, stock dividends, reclassifications, combinations or subdivisions of the Company's Series B Common Stock between the date hereof and the date of issuance of the Warrants.

                  An adjustment factor shall be used to adjust the number of Base Warrants for any stock splits, stock dividends, reclassifications, combinations or subdivisions of the Company's Series B Common Stock between the date hereof and the date of issuance of the Warrants (the "Adjustment Factor"). The initial Adjustment Factor shall be equal to one (1). The Adjustment Factor shall be decreased proportionately for stock splits and stock dividends and shall be increased proportionately for combinations and subdivisions. The adjustment shall be made successively whenever any such transaction occurs and shall become effective on the record date with respect to such transaction, subject to the provisions of Section 9.14 of this Agreement as if such provisions applied to the adjustments described in this paragraph.

                  (c)(1) If Warrants are issued to a Purchaser prior to 120 days after the Auction Closing Date and concurrently with the Initial Public Offering, the number of Warrants to be issued by the Company to such Purchaser shall be computed by reference to the initial price to the public of the Series B Common Stock in the Initial Public Offering (the "IPO Price"). If the IPO Price of the Series B Common Stock is less than $5.00 per share, the Company shall issue the number of Warrants to Purchaser equal to such Purchaser's Base Warrants, at the Warrant Exercise Price. If the IPO Price of the Series B Common Stock is more than $9.00 per share, the Company shall issue to Purchaser the number of Warrants equal to twenty percent (20%) of such Purchaser's Base Warrants, at the Warrant Exercise Price. If the IPO Price of the Series B Common Stock is between $5.00 and $9.00 per share, the Company shall issue to Purchaser an aggregate number of Warrants (the "Base 10.2(c) Warrants") equal to (i) such Purchaser's Base Warrants multiplied by the Adjustment Factor divided by (ii) the difference between the IPO Price and Warrant Exercise Price, at the Warrant Exercise Price. For example, assuming the Warrant Exercise Price is $4.00 per share, if the IPO Price of the Series B Common Stock were $6.00, the Base 10.2(c) Warrants that the Company would issue is fifty percent (50%) of such Purchaser's Base Warrants; at an IPO Price of $7.00, the Base 10.2(c) Warrants that the Company would issue is thirty-three and one-third percent (33-1/3%) of such Purchaser's Base Warrants; and at an IPO Price of $8.00, the Base 10.2(c) Warrants that the Company would issue is twenty-five percent (25%) of such Purchaser's Base Warrants.

                  (c)(2) If Warrants are issued to a Purchaser at or after 120 days and prior to 150 days after the Auction Closing Date and concurrently with the Initial Public Offering, the number of Warrants to be issued by the Company to such Purchaser shall be computed by reference to the IPO Price. If the IPO Price of the Series B Common Stock is less than $5.00 per share the, Company shall issue the number of Warrants to Purchaser equal to such Purchaser's Base Warrants, at the Warrant Exercise Price. If the IPO Price of the Series B Common Stock is more than $9.00 per share, the Company shall issue to Purchaser the number of Warrants equal to sixty percent (60%) of such Purchaser's Base Warrants, at the Warrant Exercise Price. If the IPO Price of the Series B Common Stock is between $5.00 and $9.00 per share, the Company shall issue to Purchaser an aggregate number of Warrants equal to the quotient of (i) the sum of such Purchaser's Base 10.2(c) Warrants and such Purchaser's Base Warrants, divided by
(ii) two, at the Warrant Exercise Price. For example, assuming the Warrant Exercise Price is $4.00 per share, if the IPO Price of the Series B Common Stock were $6.00, the Company would issue seventy-five percent (75%) of such Purchaser's Base Warrants; at an IPO Price of $7.00, the Company would issue sixty-six and two thirds percent (66 2/3%) of such Purchaser's Base Warrants; and at an IPO Price of $8.00, the Company would issue sixty-two and one-half percent (62 1/2%) of such Purchaser's Base Warrants.

                  (d)(1) If the Warrants are issued to Purchaser prior to 120 days after the Auction Closing Date and after the Initial Public Offering, the number of Warrants to be issued by the Company to such Purchaser shall be computed by reference to the Current Market Price of the Series B Common Stock. If the Current Market Price of the Series B Common Stock is less than $5.00 per share, the Company shall issue to such Purchaser the number of Warrants equal to such Purchaser's Base Warrants, at the Warrant Exercise Price. If the Current Market Price of the Series B Common Stock is more than $9.00 per share, the Company shall issue to such Purchaser the number of Warrants equal to twenty percent (20%) of such Purchaser's Base Warrants, at the Warrant Exercise Price. If the Current Market Price of the Series B Common Stock is between $5.00 and $9.00 per share, the Company shall issue to such Purchaser an aggregate number of Warrants (the "Base 10.2(d) Warrants") equal to (i) such Purchaser's Base Warrants multiplied by the Adjustment Factor divided by (ii) the difference between the Current Market Price and Warrant Exercise Price, at the Warrant Exercise Price per share. For example, assuming the Warrant Exercise Price is $4.00 per share, if the Current Market Price of the Series B Common Stock were $6.00, the Base 10.2(d) Warrants that the Company would issue is fifty percent (50%) of such Purchaser's Base Warrants; at a Current Market Price of $7.00, the Base 10.2(d)

Warrants that the Company would issue is thirty-three and one-third percent (33-1/3%) of such Purchaser's Base Warrants; and at a Current Market Price of $8.00, the Base 10.2(d) Warrants that the Company would issue is twenty-five percent (25%) of such Purchaser's Base Warrants.

                  (d)(2) If the Warrants are issued to Purchaser at or after 120 days and prior to 150 days after the Auction Closing Date and after the Initial Public Offering, the number of Warrants to be issued by the Company to such Purchaser shall be computed by reference to the Current Market Price of the Series B Common Stock. If the Current Market Price of the Series B Common Stock is less than $5.00 per share, the Company shall issue to such Purchaser the number of Warrants equal to such Purchaser's Base Warrants, at the Warrant Exercise Price. If the Current Market Price of the Series B Common Stock is more than $9.00 per share, the Company shall issue to such Purchaser the number of Warrants equal to sixty percent (60%) of such Purchaser's Base Warrants, at the Warrant Exercise Price. If the Current Market Price of the Series B Common Stock is between $5.00 and $9.00 per share, the Company shall issue to such Purchaser an aggregate number of Warrants equal to the quotient of (i) the sum of such Purchaser's Base 10.2(d) Warrants and such Purchaser's Base Warrants, divided by
(ii) two, at the Warrant Exercise Price. For example, assuming the Warrant Exercise Price is $4.00 per share, if the Current Market Price of the Series B Common Stock were $6.00, the Company would issue seventy-five percent (75%) of such Purchaser's Base Warrants; at a Current Market Price of $7.00, the Company would issue sixty-six and two thirds percent (66 2/3%) of such Purchaser's Base Warrants; and at a Current Market Price of $8.00, the Company would issue sixty-two and one-half percent (62 1/2%) of such Purchaser's Base Warrants.

                  (e) If the Warrants are issued to a Purchaser at or after 150 days after the Auction Closing Date, the Company shall issue to such Purchaser an aggregate number of Warrants equal to such Purchaser's Base Warrants, at Warrant Exercise Price.

                  (f) In the event the Company previously has issued Warrants to a Purchaser pursuant to Section 10.2(b) and the Company completes its Initial Public Offering prior to 150 days after the Auction Closing Date, the Company and Purchaser agree that a portion of such Purchaser's Warrants equal to the "Cancellation Amount," if any, shall be cancelled immediately and of no further force and effect. The "Cancellation Amount" shall be the difference between (i) the number of Warrants issued to such Purchaser pursuant to Section 10.2(b) and
(ii) (A) prior to 120 days after the Auction Closing Date, that number of Warrants that would be issued to such Purchaser under the formula set forth in
Section 10.2(c)(1) and (B) at or after 120 days and prior to 150 days after the Auction Closing Date, that number of Warrants that would be issued to such Purchaser under the formula set forth in Section 10.2(c)(2). For example, assuming the Warrant Exercise Price is $4.00 per share, if the IPO Price is $6.00 per share, the Cancellation Amount would be fifty percent (50%) of such Purchaser's Base

Warrants prior to 120 days after the Auction Closing Date and twenty-five percent (25%) thereafter. Promptly following any cancellation of Warrants pursuant to this Section 10.2(f), such Purchaser shall surrender its Warrant to the Company, which shall replace such Warrant with a substitute Warrant representing the actual number of shares that could then be purchased upon exercise of such Warrant following the cancellation hereunder. The Company shall promptly provide written notice to such Purchaser specifying the Cancellation Amount and the calculation thereof.

                  (g) As used in this Agreement, "Warrant Determination Price" means (i) if Warrants are issued prior to the Initial Public Offering, the Warrant Exercise Price, unless the Company completes its Initial Public Offering prior to 150 days after the Auction Closing Date, in which case the IPO Price shall be used, (ii) if Warrants are issued concurrently with the Initial Public Offering and prior to 150 days after the Auction Closing Date, the IPO Price,
(iii) if Warrants are issued after the Initial Public Offering but prior to 150 days after the Auction Closing Date, the Current Market Price on the date of notice specified in Sections 10.1(d) or 10.4(e) hereof, and (iv) if Warrants are issued at or after 150 days after the Auction Closing Date, the Warrant Exercise Price. In no event shall the Warrant Determination Price be less than the Warrant Exercise Price.

                  (h) All notices of conversion given pursuant to this Article X shall be irrevocable.

                  SECTION 10.3. Registration Rights. The Company hereby grants to each Purchaser and the other holders Registration Rights with respect to the resale of the Warrants and the shares of Series B Common Stock issuable upon exercise of the Warrants.

                  SECTION 10.4.  Option to Prepay Convertible Bridge Notes.

                  (a) At any time prior to 150 days after the Auction Closing Date, the Company may prepay the Convertible Bridge Notes with any source of funds (other than a High-Yield Financing) at a redemption price equal to 100% of the outstanding principal amount of the Notes, together with accrued interest through the date of prepayment and the holder shall receive Warrants pursuant to
Section 10.2(a). Payment shall be made on such redemption date.

                  (b) At any time at or after 150 days after the Auction Closing Date but prior to the second anniversary of the date of the Initial Closing, the Company may, subject to each holder's right to convert its Notes pursuant to
Section 10.4(e), prepay the Convertible Bridge Notes with any source of funds (other than a High-Yield Financing) at a redemption price equal to 100% of the outstanding principal amount of the Notes, together with accrued interest through the date of prepayment, and the holder shall receive Warrants pursuant to Section 10.2(a).

                  (c) At any time at or after the second anniversary of the date of the Initial Closing, the Company may, subject to each holder's right to convert its Notes pursuant to Section 10.4(f), prepay the Convertible Bridge Notes with any source of funds (other than a High-Yield Financing) at a redemption price equal to 100% of the outstanding principal amount of the Notes, together with accrued interest through the date of prepayment and a call premium in an amount computed pursuant to Section 10.4(d). If Notes are converted by the holders thereof prior to a redemption pursuant to this subsection, only the outstanding principal amount of such Notes shall be converted, and no call premium shall be payable by the Company upon such conversion.

                  (d) The call premium to be paid to the holders upon redemption of the Convertible Bridge Notes pursuant to Sections 10.1(c) and 10.4(c) shall be $0.50 for each $1.00 of outstanding principal and accrued interest at the time beginning two years after the Initial Closing, increasing ratably by $0.10 each year thereafter until April 9, 2002. The call premium shall be pro-rated for the interim portion of a year prior to the redemption of the Convertible Bridge Notes pursuant to Sections 10.1(c) and 10.4(c). For example, if the Company redeemed the Convertible Bridge Notes outstanding at the end of the thirtieth (30th) month after the Initial Closing, the call premium would be $0.55 per $1.00.

                  (e) If the Convertible Bridge Notes are called for redemption pursuant to an optional prepayment by the Company at any time pursuant to
Section 10.4(b), each holder may convert, subject to Section 9.1 hereof, all or any portion of its outstanding Convertible Bridge Notes prior to such prepayment in accordance with this Section 10.4(e). In connection with such repayment at any time, the Company shall establish a reference date pursuant to which the Company shall calculate the Current Market Price of its Series B Common Stock prior to redemption. The Company shall deliver to each Purchaser written notice of such reference date twenty-five (25) Business Days' prior to such date. Within two (2) Business Days after such reference date, the Company shall deliver to each Purchaser written notice of such reference date and such notice also shall specify the Warrant Determination Price (as defined in Section 10.2(g)). Each holder may convert all or any portion of its outstanding Convertible Bridge Notes at any time prior to the close of business on the fifteenth (15) Business Day after the reference date specified in such notice. If any Convertible Bridge Notes are not surrendered for conversion in accordance with the provisions of Section 9.2 during such 15 Business Day-period, the Company thereafter shall promptly prepay all of such outstanding Notes pursuant to Section 10.4(b). In the event that, in accordance with this Section 10.4 (e), a holder has provided a notice of conversion to the Company on a timely basis, but the Company is prevented from converting all or a portion of such holder's Convertible Bridge Note pursuant to the provisions of Section 8.4 hereof, the Company shall convert all or a portion of the holder's Note that is not prohibited by Section 8.4 hereof and shall promptly prepay such portion of the Note that is prohibited from conversion at a redemption price of 100% of the principal amount of the Note, together with accrued interest through the date of prepayment and the Base Warrants at the Warrant Exercise Price, with respect to all or a portion of the Note that is prohibited from conversion pursuant hereto.

                  (f) If the Convertible Bridge Notes are called for redemption pursuant to an optional prepayment by the Company at any time pursuant to
Section 10.4(c), each holder may convert, subject to Section 9.1 hereof, all or any portion of its outstanding Convertible Bridge Notes prior to such prepayment in accordance with this Section 10.4(f). In connection with such repayment, the Company shall provide to each holder fifteen (15) Business Days' notice of the date by which each holder must convert its Notes prior to redemption. Each holder may convert all or any portion of its outstanding Convertible Bridge Notes at any time prior to the close of business on the fifteenth (15th) Business Day after the date of such notice. If any Convertible Bridge Notes are not surrendered for conversion in accordance with the provisions of Section 9.2 during such 15 Business Day-period, the Company shall thereafter promptly prepay all of such outstanding Notes pursuant to Section 10.4(c). In the event that, in accordance with this Section 10.4(f), a holder has provided a notice of conversion to the Company on a timely basis, but the Company is prevented from converting all or a portion of such holder's Converting Bridge Note pursuant to the provisions of Section 8.4 hereof, the Company shall convert all or a portion of the holder's Note that is not prohibited by Section 8.4 hereof and shall promptly prepay such portion of the Note that is prohibited from conversion, at a redemption price of 100% of the principal amount of the Note, together with accrued interest through the date of prepayment (but without any call premium provided in Section 10.4(c)) and the Base Warrants at the Warrant Exercise Price, with respect to all or a portion of the Note that is prohibited from conversion pursuant hereto.


                                   ARTICLE XI
                                  MISCELLANEOUS

                  SECTION 11.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose (in the case of the Company by notice to each Purchaser or in the case of a Purchaser, by notice to the Company). Each such notice, demand or other communication shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted with telephonic confirmation of receipt to the facsimile number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by Federal Express or any other means, when delivered at the address specified in this Section.

                  SECTION 11.2. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein and in the other Bridge Documents are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

                  (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Majority Holders; provided that without the consent of each holder of any Notes affected thereby, an amendment or waiver may not (i) reduce the aggregate principal amount of Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate or extend the time for payment of interest or premium on any Notes, (iii) reduce the principal amount of or extend the stated maturity of any Notes or alter the redemption provisions, conversion rights, mandatory prepayment provisions, or Warrants issuable with respect thereto, (iv) make any Note payable in money or property other than as stated therein; (vi) increase the percentage approval for holders to accelerate the Notes or exercise any remedies thereunder, (vi) amend this Section or (viii) release any Material Subsidiary (as defined in the Note) from its Subsidiary Guaranty; and provided further, that no holder of any Notes shall be entitled to consent to the addition of any Purchaser pursuant to a Supplemental Signature Page unless the addition of such Purchaser would cause the aggregate Commitments to exceed the amount set forth in Section 2.1(a). In determining whether the holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Convertible Bridge Notes, Notes which are owned by the Company or any other obligor on the Notes, or by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and provided further that no such amendment, supplement or waiver which affects the rights of Purchaser, otherwise than solely in its capacity as a holder of the Notes, shall be effective with respect to it without its prior written consent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company or any holder in any case shall entitle the Company or any holder to any other or further notice or demand in similar or other circumstances.

                  SECTION 11.3. Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchasers and the Purchasers' respective successors and permitted assigns. The Company may not assign or otherwise transfer its rights or obligations under the Bridge Documents to any other Person without the prior written consent of each holder of Notes. All provisions hereunder purporting to give rights to the Purchasers and their Affiliates or to holders of Securities are for the express benefit of such Persons.

                  SECTION 11.4. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF AT ANY TIME THE COMPANY NO LONGER MAINTAINS AN OFFICE IN THE STATE OF NEW YORK, THE COMPANY AGREES TO APPOINT AN AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK AND TO NOTIFY THE HOLDERS OF THE NOTES OF SUCH AGENT'S NAME AND ADDRESS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

                  SECTION 11.5. Expenses; Transfer Taxes; Indemnification.

                  (a) The Company agrees to pay or cause to be paid, on the Initial Closing and each Subsequent Closing or, in other circumstances, within fifteen (15) days after receipt of written demand setting forth in reasonable detail the amounts claimed thereunder, all reasonable out-of-pocket expenses, including but not limited to reasonable fees and expenses of a single law firm acting as special counsel to all of the Purchasers, from time to time arising from or relating to:

                  (i) the negotiation, execution and delivery of the Bridge Documents,

                  (ii) the negotiation, preparation, execution and delivery of any amendments, waivers or consents to any of the Bridge Documents requested by the Company, and/or


                  (iii) the collection of the Convertible Bridge Notes and the enforcement of the Purchasers' rights under any of the Bridge Documents;

provided, however, in no event shall the Company be liable to pay attorneys' fees pursuant to the foregoing clause (i) incurred through the Initial Closing in excess of $125,000 plus reasonable disbursements.

                  (b) The Company further agrees (I) to pay all stamp, documentary and transfer taxes, fees and similar impositions now or hereafter determined by any Purchaser (or by any subsequent holder of Convertible Bridge Notes that is an Affiliate of a Purchaser) to be payable in connection with such Person's purchase of, Transfer to an Affiliate of, or conversion of, its Convertible Bridge Note or its acquisition of Warrants, and the Company agrees to save such Persons harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (ii) if the Company either fails to make any payment required by the preceding clause (i), any such Person may pay such tax, fee or imposition, and the reasonable expenses of such Person incurred in connection therewith shall be reimbursed on or within 15 days after receipt by the Company of written demand setting forth in reasonable detail the amounts claimed thereunder; provided, however, in no event shall the Company be obligated to pay stamp, transfer or similar fees and taxes in more than one state in addition to the state where the Company maintains its books and records with respect to any conversion. The Company shall not be liable for any other taxes, including without limitation, taxes based on items of income and gain, which may be payable in respect of the Securities.

                  (c) The Company further agrees to defend, protect, indemnify, and hold harmless the holders of the Convertible Bridge Notes and their respective directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Parties shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnified Parties in any manner relating to or arising out of the Bridge Documents, or any act, event or transaction related or attendant thereto, the purchase of the Convertible Bridge Notes and the use or intended use of the proceeds of thereof (collectively, "Indemnified Matters"); provided, however, the Company shall not have any obligation to any Indemnified Party hereunder with respect to Indemnified Matters to the extent caused by or resulting from (i) a dispute among the Purchasers or the holders of the Securities, or (ii) the willful misconduct or gross negligence of such Indemnified Party, or (iii) the breach by any Purchaser of its obligations under the Bridge Documents, in each case, as determined by the final non-appealable judgment of a court of competent jurisdiction.

                  SECTION 11.6. Entire Agreement. This Agreement and the other Bridge Documents constitute the entire agreement of the parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company or the holders of the Convertible Bridge Notes relative to such subject matter not expressly set forth or referred to herein or in the other Bridge Documents.

                  SECTION 11.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  SECTION 11.8. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

                   [Balance of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.



                                         NEXTWAVE TELECOM INC.


                                         By:____________________________________
                                             Allen Salmasi
                                             Chief Executive Officer

                                             5355 Mira Sorrento Place
                                             Sorrento Towers West, Suite 100
                                             San Diego, California 92121
                                             Attention:  Frank A. Cassou, Esq.

                                             Facsimile:    (619) 642-1912
                                             Confirmation: (619) 597-7519

                      CONVERTIBLE SENIOR SUBORDINATED NOTE


              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF April 9, 1996, A COPY OF WHICH MAY BE OBTAINED FROM NEXTWAVE TELECOM INC. AT ITS PRINCIPAL EXECUTIVE OFFICE.



No. _______                                                           $ _______

                                                Issuance Date: __________, 199_

                              NEXTWAVE TELECOM INC.

                      Convertible Senior Subordinated Note

                  NEXTWAVE TELECOM INC., a Delaware corporation (the "COMPANY"), for value received hereby promises to pay to

                                 ______________


and registered assigns the principal sum of

                           __________ MILLION DOLLARS

by wire transfer of immediately available funds to the account of the Holder (as hereinafter defined) at such bank in the United States as may be specified in writing by the Holder to the Company (the "Bank Account"), on or prior to April 9, 2002 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears on the unpaid principal balance hereof as hereinafter provided. Interest shall commence to accrue at the rate(s) set forth below on each portion of the purchase price of this Note on the date on which such portion of the purchase price hereof is released from escrow to the Company (each, an "Escrow Release Date"), and shall be payable, in arrears, with respect to each such portion on the last day of each March, June, September and December occurring after its Escrow Release Date (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each, an "INTEREST PAYMENT DATE"). Interest on the unpaid principal balance hereof shall be payable by wire transfer of immediately available funds to the Bank Account from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from the applicable Escrow Release Date until payment in full of the principal sum hereof has been made, or, to the extent permitted by this Note, by the issuance of Additional Convertible Bridge Notes, as described below.

              The interest rate (the "INTEREST RATE") shall be two percent (2%) per annum from and after the Escrow Release Date to but excluding April 9, 1998, on which date the interest rate shall increase to twelve percent (12%) per annum, until the principal amount of this Note is paid in full or the principal amount is converted to Series B Common Stock pursuant to the terms of the Agreement (hereinafter defined); provided, however, that if any payment of principal of or interest on this Note is not paid when due or during the continuance of an Event of Default (as hereinafter defined), the Company shall pay interest on such overdue amount, upon demand of the Holder, at the rate of 15% per annum, which shall accrue from the date on which such payment was due to the date on which payment of such overdue amount has been made or duly provided for.

              Until April 9, 1999, the Company shall have the right, in lieu of payment of interest in cash, to pay all or a portion of the interest payable on any Interest Payment Date by issuing additional Convertible Senior Subordinated Bridge Notes ("ADDITIONAL CONVERTIBLE BRIDGE NOTES") in a principal amount up to the full amount of such interest payable. Such Additional Convertible Bridge Notes shall otherwise be identical to the outstanding Convertible Bridge Notes and shall be issued to the Holders of the Convertible Bridge Notes in proportions such that each Holder shall receive the same ratio of cash interest to Additional Convertible Bridge Notes on such Interest Payment Date. Such Additional Convertible Bridge Notes shall be issued only in denominations of $1,000 and multiples thereof. Any interest otherwise payable in Additional Convertible Bridge Notes which cannot be so paid because an Additional Convertible Bridge Note would have a denomination less than $1,000 (or not be a multiple thereof) shall be paid in cash.

              Interest on this Note will be calculated on the basis of a 365- (or, when appropriate, a 366-) day year and paid for the actual number of days elapsed.

              This Note is one of a duly authorized issue of Convertible Senior Subordinated Notes of the Company (the "CONVERTIBLE BRIDGE NOTES") referred to in the Securities Purchase Agreement dated as of April 9, 1996 among the Company and the Purchasers named therein (as the same may be amended from time to time in accordance with its terms, the "AGREEMENT"), and is entitled to the benefits of the Agreement. Subject to the limitations set forth in the Agreement, the Convertible Bridge Notes are transferable and assignable to one or more purchasers in minimum principal amounts of $500,000. The Company agrees to issue from time to time replacement Convertible Bridge Notes in the form hereof to facilitate such transfers and assignments.

              The Company shall keep at its principal office a register (the "REGISTER") in which shall be entered the names and addresses of the registered Holders of the Convertible Bridge Notes and particulars of the respective Notes held by them and of all transfers of the Convertible Bridge Notes. References to the "HOLDER" or "HOLDERS" shall mean the Person listed in the Register as the payee of this Note or any other Convertible Bridge Note, as applicable. The ownership of the Convertible Bridge Notes shall be proven by the Register.

              1. Certain Terms Defined. All capitalized terms defined in the Agreement and not otherwise defined herein shall have the meanings provided for in the Agreement.

              2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its obligations and undertakings contained in Article VI of the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the Holders.

              3.   Events of Default.

              (a) Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events of default (individually, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

              (i) default by the Company in the payment of all or any part of the principal or premium, if any, on any of the Convertible Bridge Notes as and when the same shall become due and payable either at maturity, upon any mandatory prepayment or redemption, by declaration or otherwise, whether or not any such payment is permitted under the provisions of Article VII of the Agreement; or

              (ii) default by the Company in the payment of any installment of interest upon any of the Convertible Bridge Notes as and when the same shall become due and payable, whether or not any such payment is permitted under the provisions of Article VII of the Agreement, and continuance of such default for a period of 10 days; or

             (iii) failure on the part of the Company duly to observe or perform the covenants and agreements contained in Section 6.16 of the Agreement; or

              (iv) failure on the part of the Company duly to observe or perform any of the covenants and agreements contained in the Agreement (except any covered by clauses (i), (ii) and (iii) of this Section 3), if such failure shall continue for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Requisite Holders; or

              (v) the Company or any of its Subsidiaries having assets or earnings before interest and taxes ("EBIT") of more than 7.5% of the consolidated assets or consolidated EBIT of the Company and its Subsidiaries during the fiscal year then most recently ended (any such Subsidiary, a "Material Subsidiary"), shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

              (vi) an involuntary case or other proceeding shall be commenced against the Company or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or

             (vii) the License Subsidiary shall suffer the cancellation, non-renewal or adverse modification of one or more PCS Licenses now or hereafter held by the License Subsidiary which results in the License Subsidiary's holding PCS Licenses representing less than 50 million POPS, and such failure to hold PCS Licenses representing at least 50 million POPS shall continue for a period of 30 or more consecutive days after notice thereof to the Company by the Requisite Holders; or

            (viii) any representation or warranty made by the Company in any Bridge Document shall be false in any material respect on the date as of which made; or

              (ix) the Company or any Material Subsidiary shall fail to make any payment of principal, interest or premium when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than Indebtedness evidenced by Convertible Bridge Notes), which Indebtedness has an outstanding principal balance in excess of $5,000,000 in the aggregate ("Material Indebtedness") if the effect thereof is to cause or to permit the holder of such Material Indebtedness to cause an acceleration, mandatory redemption, a requirement that Company or such Material Subsidiary offer to purchase such Material Indebtedness or other required repurchase of such Material Indebtedness; or any Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any Material Subsidiary (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any other breach, default or event of default shall occur under any instrument, agreement or indenture pertaining to any Material Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that Company or such Material Subsidiary offer to purchase such Material Indebtedness or other required repurchase of such Material Indebtedness; or any such Material Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any Material Subsidiary (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

              (x) one or more judgments or orders (other than a judgment described in clause (v) or (vi) of this Section 3) for the payment of money exceeding any applicable insurance or bond coverage by more than $5,000,000 in the aggregate shall be rendered against the Company or any Material Subsidiary and either (A) such judgment(s) or order(s) shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 consecutive days or (B) the applicable judgment creditor shall commence enforcement proceedings to realize on such judgment(s) or order(s); or

              (xi) the Company or any Subsidiary shall contest the enforceability of, deny liability under, or commence any proceeding seeking to invalidate, any provision of any of the Bridge Documents; or

             (xii) any court of competent jurisdiction shall enter a judgment, or any Governmental Authority of competent jurisdiction shall issue an order, holding that any material provision of any of the Bridge Documents is invalid, null and void, or unenforceable and such judgment or order shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 consecutive days;

then, and in each and every such case (other than under clauses (v) and (vi)), unless the principal of all Convertible Bridge Notes shall have already become due and payable (and except to the extent the principal of any of the Convertible Bridge Notes shall have been converted into Series B Common Stock), the Requisite Holders, by notice in writing to the Company, may declare the entire principal amount of the Convertible Bridge Notes together with accrued interest thereon to be immediately due and payable. If an Event of Default specified in clause (v) or (vi) above occurs, the principal of and accrued interest on the Convertible Bridge Notes will be immediately due and payable without any declaration or other act on the part of the Holders. The Majority Holders may, on behalf of the Holders of all the Convertible Bridge Notes, by written notice to the Company, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree then in effect; provided that any uncured monetary defaults existing other than solely because of the acceleration may be waived only by the Holders of all the Convertible Bridge Notes that have not been converted into Series B Common Stock.

              (b) Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein or in any other Bridge Document conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or under the other Bridge Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              No delay or omission of the Holders to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Convertible Bridge Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

              4. Conversion of Convertible Bridge Notes. At any time at or after 150 days following the Auction Closing Date, the Holder may, subject to the provisions of Section 8.4 of the Agreement, convert all or any portion of this
Note into shares of the Company's Series B Common Stock, at an initial conversion price of $4.00 per share, subject to adjustment as set forth in
Article IX of the Agreement, which Article, together with Section 8.4 of the Agreement, is incorporated herein by this reference.

              5. Prepayment of Convertible Bridge Notes. Subject to the terms set forth in the Agreement, including, without limitation, the provisions of
Section 2.2 and Article X thereof, which provisions are incorporated herein by this reference: (a) the Company may prepay the Convertible Bridge Notes at any time, and (b) the Company must prepay the Convertible Bridge Notes upon the consummation of a High Yield Financing and as provided in Section 2.2 of the Agreement.

              6. Subordination. The Convertible Bridge Notes are subordinated to Senior Debt to the extent provided in the Agreement. The Company agrees, and each Holder by accepting Convertible Bridge Notes agrees, to such subordination.

              7. Modification of this Note. This Note may be modified without prior notice to any Holder but with the written consent of the applicable number of Holders of Convertible Bridge Notes specified in Section 11.2 of the Agreement.

              8. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State. The parties hereto, including all endorsers hereof, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any state court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. If at any time the Company no longer maintains an office in the State of New York, the Company agrees to appoint an agent for service of process in the State of New York and to notify the Holder of such agent's name and address. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND AGREES THAT PROCESS MAY BE SERVED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

              The Holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of this Note and the Agreement which are expressly binding on such Holder.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered as of the date of issuance set forth above.


                                            NEXTWAVE TELECOM INC.


                                            By:_________________________________
                                                 Allen Salmasi
                                                 Chief Executive Officer

                                 FORM OF WARRANT

                                      ---

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES OR BLUE SKY LAWS OF NEW YORK OR ANY OTHER STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.



                              NEXTWAVE TELECOM INC.
                          SERIES B COMMON STOCK WARRANT

                          DATED: ______________, 199__

         1. Grant of Warrants. FOR VALUE RECEIVED, NextWave Telecom Inc., a Delaware corporation ("NEXTWAVE" or the "COMPANY"), hereby grants to [__________________] ("WARRANTHOLDER"), the right and option to purchase (the "WARRANTS"), from NextWave from and after the date hereof, on the terms and conditions set forth herein, an aggregate of [___________________] ([_______]) shares of NextWave Series B Common Stock, $0.0001 par value (the "NEXTWAVE SHARES" or the "SHARES"), subject to adjustment as provided below. The exercise price shall be as set forth in Section 4.

         2. Right and Manner of Exercise. Warrantholder's right to exercise the Warrants hereunder shall vest upon the execution of this Warrant. The Warrants shall be exercisable, subject to the provisions of Section 8.4 of the Securities Purchase Agreement dated as of April 9, 1996 by and between the Company and certain purchasers ("Securities Purchase Agreement"), from time to time as provided above upon receipt at NextWave's principal executive office (directed to the attention of the Secretary of NextWave) of written notice of exercise from Warrantholder. Any such notice of exercise shall be in the form of Exhibit "A" attached hereto and (i) shall state the number of NextWave Shares with respect to which the Warrant is being exercised, (ii) shall be accompanied by a bank cashier's check or wire transfer in payment of the aggregate exercise price, and (iii) shall include such representations as are reasonably required by NextWave in order to secure an exemption from the registration and qualification requirements of the federal and state securities laws with respect to the issuance of shares upon such exercise. Promptly upon receipt of such notice, NextWave shall, without transfer or issue tax to the Warrantholder, deliver or cause to be delivered to the Warrantholder, at the address specified in the Warrantholder's exercise notice, a certificate or certificates for the Shares; provided, however, that the time of such delivery may be postponed by NextWave for such reasonable period as may be required to comply with any requirements of law; and, provided further, however, that the Warrantholder shall be deemed to be the owner of such shares (and the holder of all associated rights) and such shares shall be deemed issued and outstanding upon delivery of the items specified in the foregoing clauses (i), (ii) and (iii). Upon request of a Warrantholder, the Company will provide information regarding any applicable requirements of law which could delay such delivery.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, WARRANTHOLDER MAY NOT EXERCISE ANY PART OF THE WARRANTS AND NEXTWAVE WILL NOT ISSUE ANY SHARES OF SERIES B COMMON STOCK TO WARRANTHOLDER IF SUCH EXERCISE OR THE ISSUANCE OF SUCH SHARES TO WARRANTHOLDER WOULD CAUSE NEXTWAVE TO VIOLATE THE REGULATIONS PROMULGATED OR INTERPRETED BY THE FEDERAL COMMUNICATIONS COMMISSION RESTRICTING THE AGGREGATE EQUITY INTEREST IN NEXTWAVE WHICH MAY BE HELD BY FOREIGN INVESTORS AND RESTRICTING THE PERCENTAGE OF EQUITY THAT ANY ONE INVESTOR MAY HOLD IN NEXTWAVE.

         3. Expiration. Subject to Section 10 below, the Warrants granted hereunder shall expire and terminate for all purposes at 5:00 p.m., San Diego time on (fifth anniversary) , and no rights hereunder shall exist thereafter.

         4. Adjustment of Exercise Price and Number of Shares Issuable. Except as adjusted in accordance with this Section 4, the exercise price per Share subject to the Warrants shall be _________ Dollars ($____) ("EXERCISE PRICE"). The Exercise Price and the number of Shares issuable upon the exercise of the Warrants are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section. For purposes of this Section 4, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of NextWave and any other stock of NextWave, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of NextWave without limit as to per share amount.

         (a) Adjustment for Change in Capital Stock. If NextWave:

             (1) declares or pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

             (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (3) combines its outstanding shares of Common Stock into a smaller number of shares;

             (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock; or

             (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the number and kind of shares of capital stock of NextWave issuable upon the exercise of a Warrant as in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of NextWave which he or she would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

             The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

             If after an adjustment a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of NextWave, NextWave shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, which shall be made by the Board of Directors of the Company in good faith and on a reasonable basis, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 4.

             Such adjustment shall be made successively whenever any event listed above shall occur.

             (b) Adjustment for Rights Issue.

                 If NextWave sets a record date for the distribution of any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                             O +(N x P)
                                -------
                     E' = E x      M
                             -----------
                               O + N

where:

     E' =         the adjusted Exercise Price.

     E  =         the current Exercise Price.

     O  =         the number of shares of Common Stock outstanding on the
                  record date (treating any outstanding shares of Series A and Series C Common Stock as if such shares had been converted to Series B Common Stock ("on an as-converted basis")).

     N  =         the number of additional shares of Common Stock offered
                  pursuant to such rights issuance (treating any outstanding shares of Series A and
                  Series C Common Stock on an as-converted basis).

     P  =         the offering price per share of the additional shares.

     M  =         the Current Market Price per share of Common Stock on the
                  record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If no rights, options or warrants are distributed or at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c)      Adjustment for Other Distributions.

                  If NextWave sets a record date for distribution to all holders of its Common Stock any of its assets (including but not limited to cash, but excluding ordinary dividends), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of NextWave, the Exercise Price shall be adjusted in accordance with the formula:

                                    E' = E x (M - F)
                                            --------
                                              M

where:

     E' =         the adjusted Exercise Price.

     E  =         the current Exercise Price.

     M  =         the Current Market Price per share of Common Stock on the
                  record date mentioned above.

     F  =         the fair market value on the record date of the assets,
                  securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith and on a reasonable basis.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If such distribution is not made, the Exercise Price shall be immediately readjusted to what it would have been without regard to such distribution.

                  This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 4.

         (d)      Adjustment for Common Stock Issue.

                  If NextWave issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date NextWave fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                            E' = E x  O +    P
                                                           ----
                                                             M
                                                     ----------
                                                         A

where:

     E' =         the adjusted Exercise Price.

     E  =         the then current Exercise Price.

     O  =         the number of shares outstanding immediately prior to the
                  issuance of such additional shares (treating outstanding shares of Series A and
                  Series C Common Stock on an as-converted basis).

     P  =         the aggregate consideration received for the issuance of
                  such additional shares.

     M  =         the Current Market Price per share on the date of issuance of such additional shares.

     A  =         the number of shares outstanding immediately after the
                  issuance of such additional shares (treating outstanding shares of Series A and Series C Common Stock on an as-converted basis).

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This subsection (d) does not apply to:

                  (1) any of the transactions described in subsections (a), (b) and (c) of this Section 4;

                  (2) the exercise of Options (as hereinafter defined) or the conversion or exchange of Convertible Securities (as hereinafter defined), including such securities outstanding as of the date hereof, or listed on Schedules 3.2 or 6.14 of the Securities Purchase Agreement;

                  (3) shares of Common Stock issued or deemed to be issued that are designated Series A Common Stock on or before the Auction Closing Date (as defined in the Securities Purchase Agreement);

                  (4) shares of Common Stock issued or deemed to be issued upon conversion of shares of Series A Common Stock or Series C Common Stock or exercise of Options issuable upon conversion of NextWave's Series A Common Stock, at the conversion or exercise price provided in the Company's Restated Certificate of Incorporation at the Auction Closing Date, as adjusted for any of the events specified in this Section 4;

                  (5) shares of Common Stock subscribed for or issued (or issuable upon exercise of Options or conversion or exchange of Convertible Securities) on or prior to the Auction Closing Date at not less than $3.00 per share;

                  (6) shares of Common Stock issued or deemed to be issued to employees or directors of, or consultants to, NextWave pursuant to an option plan, purchase plan, or other stock incentive program or agreement which do not exceed, in the aggregate, the greater of 15,000,000 shares of Series B Common Stock or 12.5% of the equity of the Company, on a fully diluted basis (collectively, the "Plans") approved by the Board of Directors of NextWave at a price of not less than 85% of the fair market value per share as defined in such Plan;

                  (7) Series B Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

                  (8) following the initial public offering of NextWave's Series B Common Stock ("Initial Public Offering"), Series B Common Stock issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price shall exceed 20% of the Current Market Price); or

                  (9) shares of Common Stock issuable upon exercise of the Options described in subsection (e)(4) of this Section 4.

         (e)      Adjustment for Convertible Securities or Options Issue.

                  If NextWave issues any securities convertible into or exchangeable for Common Stock (collectively "Convertible Securities") or options, rights or warrants to subscribe for, purchase or otherwise acquire any class of Common Stock or Convertible Securities (collectively, "Options") (other than securities issued in transactions described in subsections (b) and (c) of this Section 4) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                       E' = E x   O+  P
                                                    ----
                                                      M
                                                ---------
                                                  O + D

where:

     E' =         the adjusted Exercise Price.

     E  =         the then current Exercise Price.

     O  =         the number of shares outstanding immediately prior to the
                  issuance of such securities (treating outstanding shares of Series A and Series C
                  Common Stock on an as-converted basis).

     P  =         the aggregate consideration received for the issuance of
                  such securities or to be received upon exercise of such securities.

     M  =         the Current Market Price per share on the date of issuance of such securities.

     D  =         the maximum number of shares deliverable upon conversion,
                  exercise or in exchange for such securities at the conversion price, exercise price or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  No further adjustment in the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities.

                  If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                  This subsection (e) does not apply to:

                  (1) the Company's Convertible Senior Subordinated Notes ("Convertible Bridge Notes") substantially in the form set forth as Exhibit A to the Securities Purchase Agreement and Warrants issued on the date hereof, additional Convertible Bridge Notes issued pursuant to the terms of such Convertible Bridge Notes, and other Convertible Securities and Options outstanding on the date hereof or subscribed for or issued on or prior to the Auction Closing Date at a conversion or exercise price not less than $3.00 per share, or listed on Schedules
         3.2 or 6.14 to the Securities Purchase Agreement;

                  (2) Options issuable upon conversion of NextWave's Series A Common Stock as provided in the Company's Restated Certificate of Incorporation at the Auction Closing Date, as adjusted for any of the events specified in Section 4 hereof;

                  (3) Options issued or deemed to be issued to employees or directors of, or consultants to, the Company pursuant to a Plan approved by the Company's Board of Directors at a price of not less than 85% of fair market value of the Options as defined in such Plan;

                  (4) Issuances of up to 5,000,000 Options with an exercise price of not less than $3.00 per share that may be issued to resellers of the Company's PCS services in strategic transactions (as such number of Shares and Exercise Price may be adjusted (for stock splits, stock dividends and the like from time to time);

                  (5) Convertible Securities and Options issued in a bona fide public offering pursuant to a firm commitment underwriting; or

                  (6) Following the Initial Public Offering, Convertible Securities and Options issued in a bona fide private placement through a placement agent which is a member firm of the National Association of Securities Dealers, Inc. (except to the extent that any discount from the Current Market Price shall exceed 20% of the then Current Market Price) so long as such Convertible Securities or Options are traded in a public market prior to such issuance.

         (f)      Current Market Price.

                  In subsections (b), (c), (d) and (e) of this Section 4, the "CURRENT MARKET PRICE" per share of Common Stock shall be: (i) if prior to the Initial Public Offering, the Exercise Price; (ii) if at the Initial Public Offering or within twenty-five (25) trading days thereafter, the initial price to the public in such offering; and (iii) at any time subsequent to the period set forth in clause (ii) above, the "CURRENT MARKET PRICE" per share of Series B Common Stock on any date shall be the average of the Quoted Prices of the Series B common Stock for the twenty-five (25) consecutive trading days immediately preceding the date of such determination. The "QUOTED PRICE" of the Series B Common Stock shall be the last reported sales price of the Series B Common Stock as reported by the New York Stock Exchange or, if the Series B Common Stock is listed on another securities exchange, the last reported sales price of the Series B Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or as reported by the NASDAQ National Market System, or, if the Series B Common Stock is neither so reported nor listed, the average of the last reported bid and ask prices of the Series B Common Stock. In the absence of one or more such quotations, the current market price shall be determined in good faith by the independent directors of the Board of Directors on the basis of such quotations as it considers reasonably appropriate.

         (g)      Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this Section 4, the following shall apply:

                  (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by NextWave for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the independent directors of the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution;

                  (3) in the case of the issuance of Convertible Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by NextWave for the issuance of such securities plus the additional minimum consideration, if any, to be received by NextWave upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses
         (1) and (2) of this subsection).

         (h)      When De Minimis Adjustment May Be Deferred.

                  No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         (i)      When No Adjustment Required.

                  No adjustment need be made for a transaction referred to in subsections (a), (b), (c), (d) or (e) of this Section 4 to the extent Warrantholders participate in the transaction.

                  No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest approved by the Board of Directors of the Company.

                  No adjustment need be made for a change in the par value or no par value of the Common Stock.

         (j)      Notice of Adjustment.

                  Whenever the Exercise Price is adjusted, NextWave shall provide the notices required by subsection (t) hereof.

         (k)      Voluntary Reduction.

                  NextWave from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

                  Whenever the Exercise Price is reduced, NextWave shall provide Warrantholders a notice of the reduction. NextWave shall provide notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

                  A reduction hereunder of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a),
(b), (c), (d) and (e) of this Section 4.

         (l)      Notice of Certain Transactions.

                  If:

                  (1) NextWave takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d) or (e) of this Section 4;

                  (2) NextWave takes any action that would require a supplemental Warrant Agreement pursuant to subsection (m) of this
         Section 4; or

                  (3) there is a liquidation or dissolution of NextWave,

NextWave shall provide Warrantholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. NextWave shall provide notice at least 15 days before such date. Failure to provide the notice or any defect in it shall not affect the validity of the transaction or the rights of Warrantholders hereunder.

         (m)      Reorganization of Company.

                  If NextWave consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with, and as a condition to effectiveness of, the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than NextWave, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall provide Warrantholders a notice describing the supplemental Warrant.

                  If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant.

                  If this subsection (m) applies, subsections (a), (b), (c), (d) and (e) of this Section 4 do not apply.

         (n)      Company Determination Final.

                  Any determination that NextWave or the Board of Directors must make pursuant to subsection (a), (c), (d), (e), (f), (g) or (i) of this Section 4 is presumptively correct absent manifest error.

         (o)      When Issuance or Payment May Be Deferred.

                  In any case in which this Section 4 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, NextWave may elect to defer until the occurrence of such event
(i) issuing to the holder of any Warrant exercised after such record date the Shares and other capital stock of NextWave, if any, issuable upon such exercise over and above the Shares and other capital stock of NextWave, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to subsection (u) hereof; provided, however, that NextWave shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

         (p)      Adjustment in Number of Shares.

                  Upon each adjustment of the Exercise Price pursuant to this
Section 4, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                            N'= N x  E
                                                   -----
                                                     E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N  =         the number or Warrant Shares previously issuable upon
                  exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' =         the adjusted Exercise Price.

     E  =         the Exercise Price prior to adjustment.

         (q)      Form of Warrants.

                  Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Warrant.

         (r) Special Antidilution Provisions. Notwithstanding the foregoing, until the earlier of: (i) receipt by NextWave of an aggregate of $120 million from the issuance or sale of NextWave Common Stock, Options or Convertible Securities, cumulative from and after the date of incorporation of NextWave, or
(ii) election by a majority of the holders of Series B Common Stock to close the offering of shares of Series B Common Stock and Warrants pursuant to the terms of that certain Confidential Private Placement Memorandum dated September 25, 1995, as amended from time to time, at any time after the receipt by the Company of at least $70 million from the sale of shares of Series B Common Stock, instead of the adjustments provided for pursuant to subsections (b), (c), (d) and (e) of this Section 4, in the event an adjustment would have been applicable under such subsections if the issuance or distribution were less than Current Market Price, the Exercise Price then in effect shall be reduced to the offering price per share for an issuance or distribution described in subsection (b), the fair market value per share for an issuance or distribution described in subsection (c), the price paid per share for an issuance or distribution described in subsection (d) or the consideration per share to be received upon conversion, exercise or exchange for an issuance or distribution described in subsection (e), as applicable, without regard to whether the issuance is less than the Current Market Price at the time of issuance.

         (s) Section 6.12 Adjustment. Pursuant to Section 6.12 of the Securities Purchase Agreement, the Exercise Price then in effect and the number of shares of Common Stock into which the Warrants is exercisable may be adjusted. From and after the date of such adjustments, the provisions of this Section 4 shall continue to apply with respect to adjustments to the so adjusted Exercise Price and the so adjusted number of shares of Common Stock.

         (t) Notice of Adjustment of Exercise Price. Whenever NextWave shall take any action resulting in any adjustment provided for herein, NextWave shall forthwith deliver or cause to be delivered notice of such action to Warrantholder, which notice shall set forth the number of NextWave Shares then subject to these

Warrants and the purchase price thereof resulting from such adjustment. Written notice shall be delivered in accordance with the provisions of Section 11.

         (u) No Fractional Shares. No fraction of a Share shall be issued upon exercise hereof and fractional Share interests shall be paid in cash upon exercise by Warrantholder on the basis of a per Share purchase price.

         5. Investment Intent; Limited Assignability. The Warrants may not be sold, pledged, assigned, or transferred unless registered and/or qualified pursuant to the relevant provisions of Federal and State securities or Blue Sky laws or an exemption from such registration or qualification is applicable. Any assignment or transfer not complying with such laws shall be voidable at the option of NextWave. Warrantholder has acquired these Warrants and the rights arising hereunder for investment only and not with a view to any distribution, except for any transfer which permitted under the Securities Purchase Agreement to which this Warrant is attached and only in compliance with federal and state securities laws. Warrantholder shall not be or have any rights or privileges of a shareholder of NextWave in respect of the shares issuable upon the exercise of the Warrants, unless and until such shares shall have been issued pursuant to this Warrant.

         6. Acknowledgments; Registration Provisions. Warrantholder is aware that:

            (a) The issuance of Shares hereunder may only be effected in compliance with state and federal securities laws; and

            (b) Except as provided in the Registration Rights Agreement attached as Exhibit B to the Securities Purchase Agreement, NextWave is not required under the terms hereof to register any securities issued pursuant hereto, and the subsequent transfer of any shares by the Warrantholder may require registration under the Securities Act of 1933, as amended, or other federal statutes, as well as under applicable state laws. In the event the Warrants and/or Shares are not registered, Warrantholder acknowledges that any stock certificate evidencing shares acquired on exercise of the Warrants shall contain a legend restricting transferability substantially as follows:

         THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO

         ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

         7. Representations and Covenants of NextWave. So long as these Warrants remain outstanding and unexpired, NextWave represents and covenants that it will reserve for issuance upon the exercise of these Warrants such number of Shares as are subject to these Warrants. The Shares subject to these Warrants shall, when issued, be validly issued, fully paid and nonassessable (subject to applicable federal laws and state laws), and NextWave will pay or cause the payment of, when due and payable, any and all federal and state taxes or fees that may be payable by NextWave with respect to the grant of these Warrants or other issuance of shares of NextWave Common Stock subject to these Warrants; provided, however, that in no event shall the Company be obligated to pay stamp, transfer or similar fees and taxes in more than one state in addition to the state where the Company maintains its books and records with respect to any grant or issuance. The Company shall not be liable for any other taxes, including without limitation, taxes based on items of income and gain, which may be payable in respect of the Securities.

         8. Terms of Series B Common Stock Upon Exercise of Warrants. The shares of Series B Common Stock issuable upon exercise of the Warrants shall have the rights, preferences and privileges set forth in the Restated Certificate of Incorporation of NextWave attached hereto as Exhibit "B," as such may be amended from time to time.

         9. Company's Right to Redeem Warrants. At any time after the third anniversary of the date of issuance of these Warrants, if the Quoted Price of the Company's Series B Common Stock for ten (10) consecutive trading days is at least 150% of the Warrant Determination Price (as defined below), the Company may, in its sole discretion, deliver a written notice to the holder of these Warrants initiating the Company's right to redeem these Warrants (the "FIRST REDEMPTION NOTICE"), specifying the number of Warrants held by such Warrantholder and the Warrant Determination Price. If during the next twenty-five (25) consecutive trading days from and after the date of the First Redemption Notice, the Quoted Price of the Company's Series B Common Stock remains at least 150% of the Warrant Determination Price, the Company shall deliver to the Warrantholder a second redemption notice (the "SECOND REDEMPTION NOTICE"), setting forth in reasonable detail the average Quoted Price of the Series B Common Stock during the previous twenty-five (25) consecutive trading days (the "REDEMPTION STOCK PRICE") and reaffirming the Company's intent to redeem the Warrantholders' Warrants. If during the next fifteen (15) consecutive trading days the Quoted Price of the Series B Common Stock remains at least 150% of the Warrant

Determination Price, then the Company shall, subject to applicable law and to the Warrantholder's right to exercise its Warrants in accordance with the terms and conditions thereof prior to the expiration of such fifteen-day period, redeem all of the Warrantholder's outstanding and unexercised Warrants promptly after the expiration of such fifteen-day period, for a consideration per Warrant equal to the difference between (i) 150% of the Warrant Determination Price and
(ii) the then-current Exercise Price of such Warrant (the "Appreciation"); provided, however, that the Company may not redeem hereunder such portion of the Warrants that are prohibited from exercise by the Warrantholder pursuant to
Section 8.4 of the Securities Purchase Agreement. In payment of the Warrant consideration, the Company shall issue and deliver to the Warrantholder that number of freely-tradeable shares of Series B Common Stock equal to the quotient of (A) the product of the number of shares of Common Stock then issuable pursuant to the Warrants to be redeemed times the Appreciation, divided by (B) the Redemption Stock Price. The Company and the Warrantholder agree to execute such documents and provide such information as may be necessary for the parties to effect such issuance of shares in compliance with applicable federal and state securities laws. The "WARRANT DETERMINATION PRICE" shall be the price of the Company's Series B Common Stock used to compute the number of Warrants issued to the original holder of these Warrants pursuant to Section 10.2 of the Securities Purchase Agreement as adjusted from time to time by any stock splits, stock dividends, reclassifications or other events of the type referred to in subsection (a) of Section 4 hereof.

         10. Notices. Any notice to NextWave provided for in this Warrant shall be addressed to it in care of its Secretary, at its principal executive offices in San Diego, California, and any notice to Warrantholder shall be addressed to its address on file with NextWave, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given
(i) if given by telecopy, when such telecopy is transmitted with telephonic confirmation of receipt to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by Federal Express or any other means, when delivered at the address specified in this Section.

         11. Attorneys' Fees. In the event of any litigation arising from this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party as costs of suit and not as damages.

         12. Governing Law. These Warrants and the interpretation, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware.

         13. Survival of Covenants. All covenants contained herein which require performance subsequent to the exercise or termination of the Warrants shall remain in full force and effect with respect to all Warrants subsequent to the exercise and/or termination of such Warrants.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date and year first written above.


                                   "NEXTWAVE"

                                   NEXTWAVE TELECOM INC.,
                                   a Delaware corporation


                                   By:      _________________________
                                   Title:   President


                                   By:      _________________________
                                   Title:   Secretary


                                   "WARRANTHOLDER"

                                   ---------------------------------

                                   By:      ________________________
                                   Title:   ________________________
                                   Address:          ______________________
                                                     ______________________
                                                     ______________________
                                                     ______________________

                                   Telecopy No. (___) _______________
                                   Confirmation No. (___) ___________








                                SIGNATURE PAGE TO
                              NEXTWAVE TELECOM INC.
                          SERIES B COMMON STOCK WARRANT

                               REGISTRATION RIGHTS


        THE COMPANY COVENANTS AND AGREES AS FOLLOWS:

         1.   Definitions. For purposes of this Section 1:

              (a) the term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

              (b) the term "REGISTRABLE SECURITIES" means the Warrants issued or issuable under the Securities Purchase Agreement and those shares of the Company's Series B Common Stock issued or issuable by the Company in connection with the conversion of certain Convertible Senior Subordinated Notes, or upon the exercise of certain Warrants issued or issuable in connection with the prepayment of such Convertible Senior Subordinated Notes by the Company, in each instance pursuant to the terms of the Securities Purchase Agreement to which this EXHIBIT B is attached (including shares received from the Company with respect to or in replacement of such shares by reason of splits, dividends, combinations and recapitalizations) but excluding (i) any shares not sold in compliance with the Amended and Restated Shareholders Rights Agreement and (ii) any shares which are not "restricted securities" pursuant to Rule 144 or other comparable provision under the Act ("Rule 144") or which may be sold without registration pursuant to Rule 144;

              (c) the number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" will be determined by the number of shares of Series B Common Stock outstanding which are, and the number of shares of Series B Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

              (d) the term "HOLDER" means any person who has paid to the Company a minimum of Five Hundred Thousand Dollars ($500,000) in connection with its purchase of Convertible Senior Subordinated Notes of the Company and who owns or has the right to acquire Registrable Securities or any assignee thereof in accordance with Section 12 and any person who holds Warrants to purchase at least 25,000 shares of Series B Common Stock;

              (e) "MARKET VALUE" for any security on any given date means (i) the average closing price for the prior twenty five (25) trading days for such security on the principal stock exchange on which such security is traded or
(ii) if not so traded, the closing (or, if no closing price is available, the average of the bid and asked prices) for such period on the NASDAQ if such security is listed on the NASDAQ or (iii) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Company's Board of Directors, and;

              (f) the term "SERIES B PURCHASER" means any person who has subscribed for the purchase of shares of Series B Common Stock pursuant to the Company's Confidential Private Placement Memorandum and Subscription Agreement, prior to the closing of the FCC C-Block auction of Personal Communications Services licenses, or any permitted assignee of such person.

         2.   Request for Registration.

              (a) If the Company receives at any time after the earlier of (i) January 1, 1998, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company in which the aggregate price paid by the public is at least $20,000,000 (other than a registration statement relating either to the sale of securities to employees, directors or consultants of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (the "IPO"), a written request from a Holder(s) that the Company file a registration statement under the Act covering the registration of such Holder's or Holders' Registrable Securities then outstanding, then the Company will, within ten days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations set forth below and of subsection 2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within sixty (60) days of the receipt of requests representing at least $20,000,000 in aggregate of anticipating offering price of Registrable Securities, a registration statement under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the notice by the Company. Notwithstanding the foregoing, the Company's obligation to effect the requested registration shall be conditioned upon the anticipated aggregate offering price of the Registrable Securities equaling or exceeding $20,000,000.

              (b) If the Holders initiating the registration request pursuant to this Agreement ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this SECTION 2 and the Company will include such information in the written notice referred to in subsection 2(a). The underwriter will be selected by the Company with prior consultation with the initiating Holders and will be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in SUBSECTION 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this SECTION 2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company or its representative, as the case may be, will so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

              (c) The Company is obligated to effect only two such registrations pursuant to this SECTION 2; provided, however, that the Company shall be deemed to fulfill such obligation only when such registration has become effective and, provided further, that the Company will pay all registration expenses in connection with any registration initiated at the request of a Holder to the extent provided below in SECTION 7.

              (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this SECTION 2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating Holders.

              (e) The Company shall have no obligation to any Holder under this
SECTION 2 (i) with respect to whom the Company has obtained an opinion of counsel, in a form reasonably satisfactory to such Holder, to the effect that the Registrable Securities involved may be immediately sold to the public without registration thereof, whether pursuant to Rule 144 or otherwise; or (ii) if within ten (10) days of the time that the registration is requested under these registration rights provisions, the Company offers to purchase the Registrable Securities to be included at Market Value less 5(cent) per share of Series B Common Stock; provided that such purchase is an all cash purchase and is consummated within forty-five (45) days of the Company's receipt of the Holder's request for registration.

         3.   Request for S-3 Registration.

              (a) If the Company receives at any time after one (1) year after the effective date of the first registration statement for the Company's IPO, a written request from a Holder(s) that the Company file a registration statement under the Act covering the registration of such Holder's or Holders' Registrable Securities then outstanding, then the Company will, within ten days of the receipt thereof, give written notice of such request to all Holders and will, subject to the limitations set forth below and of subsection 3(b), effect as soon as practicable, and in any event shall use its best efforts to effect within sixty (60) days of the receipt of requests representing at least $2,000,000 in aggregate of anticipated offering price of Registrable Securities, a registration statement on Form S-3 under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the notice by the Company. Notwithstanding the foregoing, the Company's obligation to effect the requested registration shall be conditioned upon (i) the anticipated aggregate offering price of the Registrable Securities equaling or exceeding $2,000,000 and (ii) the Company's meeting the then-current eligibility requirements for the use of Form S-3.

              (b) If the Holders initiating the registration request pursuant to this Agreement ("INITIATING S-3 HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this SECTION 3 and the Company will include such information in the written notice referred to in SUBSECTION 3(a). The underwriter will be selected by the Company with prior consultation with the Initiating S-3 Holders and will be reasonably acceptable to a majority in interest of the Initiating S-3 Holders. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating S-3 Holders and such Holder) to the extent provided in this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company as provided in SUBSECTION 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this SECTION 3, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company will so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting will be allocated among all Holders thereof, including the Initiating S-3 Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting will not be reduced unless all other securities are first entirely excluded from the underwriting.

              (c) Notwithstanding the foregoing, the Company is obligated to effect only one such registration pursuant to this SECTION 3 during each twelve month period after the first anniversary of the Company's IPO; provided, however, that the Company shall be deemed to fulfill such obligation only when such registration has become effective and, provided further, that the Company will pay all registration expenses in connection with any registration initiated at the request of a Holder to the extent provided below in SECTION 7.

              (d) Notwithstanding the foregoing, if the Company furnishes to Holders requesting a registration statement pursuant to this Section 3, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty
(120) days after receipt of the request of the Initiating S-3 Holders.

              (e) The Company shall have no obligation to any Holder under this
SECTION 3 (i) with respect to whom the Company has obtained an opinion of counsel, in a form reasonably satisfactory to such Holder, to the effect that the Registrable Securities involved may be immediately sold to the public without registration thereof, whether pursuant to Rule 144 or otherwise; or (ii) if within ten (10) days of the time that the registration is requested under these registration rights provisions, the Company offers to purchase the Registrable Securities to be included at Market Value less 5(cent) per share of Series B Common Stock; provided that such purchase is an all cash purchase and is consummated within forty-five (45) days of the Company's receipt of the Holder's request for registration.

         4. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company will, at such time, promptly give each Holder written notice of such registration no less than forty-five (45) days prior to the proposed effective date of such registration. Upon the written request of each Holder given within twenty (20) days after notice by the Company, the Company will, subject to the provisions of Section 8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The foregoing notwithstanding, the Company shall not be required to register the Registrable Securities of any Holder to the extent that such inclusion would reduce the amount of Registrable Securities requested to be included in such registration statement by any Series B Purchaser. If less than all of the Registrable Securities requested by the Holder may be included in any registration statement as a result of the foregoing sentence, the Registrable Securities so included shall be apportioned pro rata among such Holders. The registration expenses of the Holders of the Registrable Securities incurred pursuant to this SECTION 4 shall be paid by the Company to the extent provided in SECTION 7 below.

         5. Obligations of the Company. Whenever required under this EXHIBIT B to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, subject to applicable law, keep such registration statement effective until such time as the Company has filed and had declared effective an S-3 registration statement, and in the case of an S-3 registration statement filed pursuant to Section 3, to keep such registration statement effective to the extent permitted by and subject to applicable law.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this EXHIBIT B, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this EXHIBIT B, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              (h) Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (i) Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement.

              (j) Make available for inspection by any Holder participating in such registration, any underwriter participating in any disposition pursuant to such registration statement and one counsel, accountant or other agent retained by such Holders or any such one counsel selected by such Holders as a group, underwriter, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested, and cause the Company's officers, directors, employees and independent accountants to supply information reasonably requested by any Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement, provided that the Company shall be under no obligation to disclose Proprietary or Privileged Information (as defined in the Securities Purchase Agreement to which this Exhibit B is attached).

              (k) Advise the Holders participating in such registration after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

              (l) Within a reasonable period prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to the Holders participating in such registration and, except with respect to any registration pursuant to Section 4, refrain from filing any such registration statement, prospectus, amendment or supplement to which one counsel, selected by such Holders as a group, shall have reasonably objected to on the grounds that such document does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under the applicable federal or state law and such filing will not violate applicable laws.

              (m) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

         6.   Furnishing of Information.

              (a) It will be a condition precedent to the obligations of the Company to take any action pursuant to this EXHIBIT B with respect to the Registrable Securities of any selling Holder that such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as will be required to effect the registration of such Holder's Registrable Securities.

              (b) The Company will have no obligation with respect to any registration requested pursuant to SECTIONS 2 AND 3 if, due to the operation of subsection 6(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsections 2(a) and 3(a).

         7. Expenses of Registration. The Company shall bear all expenses other than Selling Holder Expenses (defined below) incurred in any Registration, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), messenger and delivery expenses, fees and expenses of complying with federal and state securities and blue sky laws, printing expenses and fees and disbursements of the independent certified public accountants (including for any special audits), fees for the Company's counsel and fees for one counsel for the

Holders, as a group. Each Selling Holder shall bear his or her equitable share of any Selling Holder Expenses. "SELLER HOLDER EXPENSES" shall consist of (i) Selling Holder's legal costs (except for the one counsel provided to the Holders as a group by Company) and (ii) any proportionate share of brokerage or underwriting fees, expenses or commissions.

         8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company will not be required under Section 4 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company will be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as will mutually be agreed to by such selling shareholders) but, subject to the rights of the Series B Purchasers, in no event will (i) the amount of securities of the selling shareholder included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holder may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 2 or 3 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

         9. Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to Section 4 as the result of any controversy that might arise with respect to the interpretation or implementation of this EXHIBIT B.

         10. Indemnification. If any Registrable Securities are included in a registration statement under this Exhibit B:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, their respective partners, officers, employees, directors and agents, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Act, the 1934 Act, state securities laws or any rule or regulation promulgated under the Act, or the 1934 Act or state securities laws; and the Company will pay to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them (as incurred) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld or delayed), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation (other than alleged violations) as ultimately determined by a final judgment of a court of competent jurisdiction which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers and agents who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (other than alleged violations), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration as ultimately determined by a final judgment of a court of competent jurisdiction; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this SUBSECTION 10(b) (as incurred), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this SUBSECTION 10(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld or delayed; provided that in no event will any indemnity under this SUBSECTION 10(b) exceed the gross proceeds from the offering received by such Holder.

              (c) Promptly after receipt by an indemnified party under this
SECTION 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party is inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 10. The payments required by this SECTION 10 will be made periodically throughout the course of investigation or defense, as and when bills are received or expenses incurred, provided that the indemnified party seeking reimbursement of expenses hereunder undertakes in a writing reasonably satisfactory to the indemnifying party, to repay all amounts previously paid over to the indemnified party if it is ultimately determined (by a final judgment of a court of competent jurisdiction) that such party is not entitled to indemnification hereunder.

              (d) If the indemnification provided for in this SECTION 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Agreement, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

              (f) The obligations of the Company and Holders under this Section 10 will survive the completion of any offering of Registrable Securities in a registration statement under this Exhibit B, and otherwise.

         11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

              (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Exhibit B may be assigned (but only with all related obligations) by a Holder to (i) transferee(s) or assignee(s) of such securities who, after such assignment or transfer, holds Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) with an aggregate Market Value of at least $500,000 or (ii) transferee(s) or assignee(s) of such securities who, after such assignment or transfer, holds all of the Registrable Securities of the transferring Holder, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned.

         13.  Limitations on Subsequent Registration Rights.

              (a) From and after the date of this Agreement, the Company will not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (i) to include such securities in any registration filed under SECTION 2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) to make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date of any registration effected pursuant to SECTION 2

              (b) From and after the date of this Agreement, if the Company grants any person rights (i) to demand that the Company register securities of the Company under the 1933 Act or (ii) to have securities of the Company included in a Registration Statement, which are more favorable than these registration rights provisions in any regard (including, without limitation, those relating to the expenses to be borne by the Company), the rights granted herein shall be deemed to be amended to include such more favorable rights in addition to these set forth herein.

         14. "Market Stand-Off" Agreement. Each Shareholder hereby agrees that if an offering is made by means of a proposed underwriting, during the period of duration specified by the Company and an underwriter of Series B Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it will not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Series B Common Stock included in such registration, not to exceed

180 days in the case of the Company's IPO and not to exceed 90 days in the case of all subsequent registration statements for underwritten offerings; provided, however, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                   In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         15. Termination of Registration Rights. No Holder will be entitled to exercise any right provided for in this Exhibit B after the later of (i) April 9, 2004 or (ii) two years after the date of a Qualified Public Offering, as defined in the Company's Restated Certificate of Incorporation.

         16. Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Holders to include Registrable Shares in a registration undertaken pursuant hereto. However, nothing in this Agreement shall limit the Company's ability to register, offer and sell securities.

         17. Amendments. The approval by Holders of at least 75% in interest of the Registrable Securities then outstanding hereunder shall be required to amend, modify or waive the provisions of this Exhibit B.

         18. Notices. The notice provision set forth in the Securities Purchase Agreement shall apply to all notices delivered under this Exhibit B.